UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 18, 2017 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.
To elect Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Debora D. Horvath, Marty Hughes, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, and Georganne C. Proctor to serve as directors until the Annual Meeting of Stockholders in 2018 and until their successors are duly elected and qualify;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2017;

3.	To vote on a non-binding advisory resolution to approve named executive officer compensation;

4.	To vote on a non-binding advisory resolution to approve the frequency of holding an advisory vote on named executive officer compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 7, 2017 to our stockholders of record as of the close of business on March 24, 2017. We are also providing access to our proxy materials over the Internet beginning on March 21, 2017. Electronic delivery of our proxy materials will reduce printing and mailing costs relating to our Annual Meeting.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter to be acted upon; and information on how to attend the Annual Meeting and vote online.

Our Board of Directors has fixed the close of business on March 24, 2017 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you authorize your proxy over the Internet following the voting procedures described in the Notice. In addition, if you have requested or received a paper or email copy of the proxy materials, you can authorize your proxy over the telephone or by signing, dating and returning the proxy card sent to you. We encourage you to authorize your proxy by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary
March 21, 2017

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

REDWOOD TRUST, INC.

i

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2017

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, the Company, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Monday, May 18, 2017 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability of Proxy Materials. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about March 21, 2017 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 7, 2017. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 7, 2017 or within three business days of such request.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 24, 2017, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 24, 2017. As of March 16, 2017, there were 77,032,899 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. You may authorize your proxy through the Internet by following the voting procedures described in the Notice or, if you have requested and received paper copies of the proxy materials, by telephone or by signing, dating, and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice or the proxy card that you request and receive by mail or email.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

You may authorize your proxy over the Internet or, if you request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return a proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the nine nominees to serve as directors until the Annual Meeting of Stockholders in 2018 and until their successors are duly elected and qualify;

•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2017;

•	For the approval, on an advisory basis, of the resolution approving the compensation of our named executive officers;

•	For the approval, on an advisory basis, of an annual advisory vote on named executive officer compensation; and

•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by submitting a new proxy through the Internet or by telephone, delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce printing and mailing costs relating to our Annual Meeting.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

Your proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee not expected to exceed $15,000, plus expenses.

Annual Report

Our 2016 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2016, is being made available to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2016. Certain sections of our 2016 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” at the end of this Proxy Statement. Our 2016 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing and mailing costs.

Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of this document for your household, please contact our transfer agent, Computershare Trust Company, N.A., either in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2018 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating

Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Debora D. Horvath, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, and Georganne C. Proctor. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

One member of our Board of Directors, Mr. Hughes, does not qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Hughes does not qualify as independent because he is Redwood’s current Chief Executive Officer.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently Richard D. Baum, who was elected Chairman in September 2012 and who has continuously served as an independent director of Redwood since 2001.

Under Redwood’s Governance Standards, the Board of Directors also has a Vice-Chairman who presides over meetings of the Board in the absence of the Chairman and who also acts as a resource to management by providing strategic counsel and advice. The Vice-Chairman is currently Douglas B. Hansen, who was elected Vice-Chairman in September 2012. Mr. Hansen is currently an independent director, has served as a director of Redwood since 1994, and is a founder of Redwood and served as Redwood’s President from 1994 through his retirement from that position at the end of 2008. In addition, under the Governance Standards, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of Redwood’s Board of Directors is comprised solely of independent directors.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board to be led by, and its standing committees to be composed of, independent directors. As an independent Chairman of the Board, Mr. Baum brings more than a decade of experience of serving on Redwood’s Board along with the important perspective of an independent director to this leadership position. As an independent Vice-Chairman of the Board, Mr. Hansen also brings significant prior experience as the President of Redwood to bear on his leadership responsibilities.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the eight of our nine directors who are not Redwood employees) meet in executive session at each regularly scheduled quarterly meeting of our Board of Directors and at such other times as determined by our Chairman. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually in executive session without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes a primary role in risk oversight. At its regular meetings it reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer and Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor or control those exposures.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and other Redwood officers, and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.

In addition, when appropriate, the Board of Directors may delegate to other standing committees risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated to review, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates such oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the other standing committees of the Board of Directors, which also consist solely of independent directors.

Board of Directors’ Self-Evaluation Process

The Board believes it is important to periodically assess its own performance and effectiveness in carrying out its strategic and oversight role with respect to the Company. The Board evaluates its performance through annual self-assessments at the Board and Committee levels, as well as through annual individual director self-assessments that include one-on-one meetings conducted by the Chairman with each of the other directors (or, with respect to the Chairman, the Chair of the Governance and Nominating Committee). These self-assessments include analysis of the effectiveness of the Board, its Committees and its directors, how they are functioning and areas of potential improvement. The results of these performance reviews are also considered by the Governance and Nominating Committee and the Board when considering whether to recommend the re-election of each director nominated for re-election and whether to consider new director candidates.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Chairman has access to this e-mail address and provides access to the other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Chairman.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders in person. We currently expect all of our directors to attend this year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 of our common stock within three years from the date of commencement of their Board membership. Vested deferred stock units (DSUs) acquired by a director under our Executive Deferred Compensation Plan through the voluntary deferral of cash compensation that otherwise would have been paid to that director are counted towards this requirement. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status.

Additionally, non-employee directors are required to own at least $375,000 of our common stock, including vested DSUs acquired through both voluntary and involuntary deferred compensation, within five years from the date of commencement of their Board membership. Beginning in May 2017, this requirement will increase to $400,000 in connection with an increase in the annual cash retainer payable to non-employee directors (described below under the heading "Director Compensation") to ensure that the ownership guidelines remain at five times the annual cash retainer. Stock and DSUs acquired with respect to the $50,000 stock purchase requirement count toward the attainment of this additional stock ownership requirement. Compliance with the ownership requirements is measured on a purchase/acquisition cost basis.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these requirements either due to ownership of the requisite number of shares or because the director was within the time period permitted to attain the required level of ownership.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership requirements with respect to our executive officers:

•
Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;

•
Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher requirement or when a salary increase results in a higher requirement (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);

•
All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans; and

•	Compliance with the guidelines is measured on a purchase/acquisition cost basis, and includes deferred stock units acquired through both voluntary and involuntary deferred compensation.

As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these requirements. The chart below illustrates the stock ownership level relative to the applicable requirement for each of our executive officers.

Compliance with Executive Stock Ownership Requirements

$15
$10
$5
$0
Executive
Stock
Ownership
($ in millions)*
Ownership level required to be attained by July 2019 and
September 2019 by Mr. Abate and Mr. Stern, respectively
Mr. Hughes
Mr. Abate†
Mr. Stone
Mr. Stern†
Vested Stock Awards
Common Stock
Required Level of Ownership

* Calculated on a purchase/acquisition cost basis in accordance with Executive Stock Ownership Requirements

† The three-year periods during which Mr. Abate and Mr. Stern are allowed to attain the increased level of ownership required as a result of their respective promotions to President and Chief Investment Officer, respectively, have not expired

ITEM 1 — ELECTION OF DIRECTORS

In May 2015, Redwood completed transitioning to a declassified Board of Directors pursuant to an amendment to Redwood’s charter approved at the 2012 annual meeting of stockholders. As a result, all directors elected at the Annual Meeting will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

The nominees for the nine director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill such directorship. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, the election of each nominee as a director requires a majority of the votes cast with respect to such nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors. In accordance with Redwood’s Bylaws and its Policy Regarding Majority Voting, any incumbent nominee for director must offer to resign from the Board if he or she fails to receive the required number of votes for re-election.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Directors

Name	Position with Redwood
Richard D. Baum	Chairman of the Board
Douglas B. Hansen	Vice-Chairman of the Board
Mariann Byerwalter	Director
Debora D. Horvath	Director
Marty Hughes	Director and Chief Executive Officer
Greg H. Kubicek	Director
Karen R. Pallotta	Director
Jeffrey T. Pero	Director
Georganne C. Proctor	Director

Set forth on the following pages is a summary of the experience, qualifications, attributes and skills of each of the nominees for election at the Annual Meeting and current directors of Redwood, as well as certain biographical information regarding each of these individuals.

Summary of Current Directors’ Experience, Qualifications, Attributes and Skills

	Baum	Hansen	Byerwalter	Horvath	Hughes	Kubicek	Pallotta	Pero	Proctor
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate Industry	✓	✓			✓	✓	✓	✓
Accounting/Finance		✓	✓		✓				✓
Insurance Industry	✓		✓	✓
Government / Government- Sponsored Entity	✓						✓
Capital Markets		✓			✓			✓
Corporate / Institutional Governance	✓		✓	✓				✓
Banking / Investment Management			✓		✓				✓
Technology				✓

Richard D. Baum, age 70, is Chairman of the Board and has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President and CEO of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center.

The Board of Directors concluded that Mr. Baum should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience

•	Experience as a chief executive officer

•	Experience in government service and financial regulation

•	Expertise and experience relating to the insurance industry

•	Expertise and experience relating to the real estate development industry and property management business

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Douglas B. Hansen, age 59, is Vice-Chairman of the Board, is a founder of Redwood, and served as Redwood’s President from 1994 through 2008. Mr. Hansen retired from his position as President of Redwood at the end of 2008. Mr. Hansen has been a director of Redwood since 1994. Mr. Hansen serves on the Board of Directors of Four Corners Property Trust, Inc., a publicly traded real estate investment trust. Mr. Hansen also serves on the boards of several not-for-profit institutions, including the International Center of Photography and River of Knowledge. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Mr. Hansen should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood since its founding in 1994 through 2008

•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments

•	Skill and experience in managing balance sheet exposures and managing risks

•	Skill and experience in executing capital markets transactions

•	Experience in finance and accounting matters

•	Professional and educational background

Mariann Byerwalter, age 56, has been a director of Redwood since 1998. Ms. Byerwalter is Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm. Ms. Byerwalter served as interim CEO and President of Stanford Health Care from January 1, 2016 to July 4, 2016. Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She also serves on the Board of Directors of Pacific Life Corp., Franklin Resources, Inc., Burlington Capital Corporation, WageWorks, Inc., the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics Board of Directors (Chair, 2006 – 2013). In April 2012, she completed her term on the Board of Trustees of Stanford University. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Ms. Byerwalter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience

•	Experience as a chief financial officer

•	Expertise and experience in the banking and insurance industries

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Debora D. Horvath, age 62, has been a director of Redwood since 2016. Ms. Horvath is Principal of Horvath Consulting LLC, which she founded in 2010. From 2008 to 2010, Ms. Horvath served as an Executive Vice President for JP Morgan Chase & Co. Ms. Horvath served as an Executive Vice President and Chief Information Officer for Washington Mutual, Inc. from 2004 to 2008. Ms. Horvath, a 25 year veteran from General Electric Company (“GE”), served 12 years as a Senior Vice President and Chief Information Officer for the GE insurance businesses. Ms. Horvath has been a Director of StanCorp Financial Group, Inc. since 2013. She was a director of the Federal Home Loan Bank of Seattle from 2012 to January 2014. Ms. Horvath holds a B.A. from Baldwin Wallace University.

The Board of Directors concluded that Ms. Horvath should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience

•	Experience as a chief information officer

•	Expertise and experience relating to information technology and technology risk management

•	Expertise and experience relating to the insurance industry

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Marty Hughes, age 59, has served as Chief Executive Officer since May 2010 and as a director since January 2011. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has 20 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University.

The Board of Directors concluded that Mr. Hughes should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer, President, and Chief Financial Officer of Redwood

•	Skill and experience in managing balance sheet exposures and managing risks

•	Skill and experience in executing capital markets transactions

•	Expertise and experience in the mortgage lending and investment banking industries

•	Accounting expertise and experience

•	Professional and educational background

Greg H. Kubicek, age 60, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company and associated funds that purchase, develop, own, and manage real estate properties. Mr. Kubicek has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.

The Board of Directors concluded that Mr. Kubicek should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer and as chairman of the board of directors of an NYSE-listed company

•	Management and entrepreneurial experience

•	Expertise and experience in the real estate development industry

•	Experience and expertise in the property management business

•	Professional and educational background

Karen R. Pallotta, age 53, has been a director of Redwood since December 2014. Ms. Pallotta is currently the owner of KRP Advisory Services, LLC a consultancy business. Ms. Pallotta was employed at Fannie Mae for more than 20 years until her retirement in 2011. At Fannie Mae she served in various leadership roles, most recently as Executive Vice President of its Single Family Credit Guaranty business, a role she assumed during the height of the financial crisis and subsequent to Fannie Mae’s government conservatorship. In that role Ms. Pallotta had direct responsibility for Fannie Mae’s single family mortgage business, which comprised more than $2.5 trillion in guaranteed mortgages and mortgage backed securities. Ms. Pallotta holds a B.A. from Pennsylvania State University and an M.B.A. from the University of Maryland.

The Board of Directors concluded that Ms. Pallotta should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience relating to residential mortgage finance and mortgage-backed securities

•	Management experience and leadership attributes

•	Expertise and experience relating to government sponsored entities

•	Professional and educational background

Jeffrey T. Pero, age 70, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero served on the Board of Directors of BRE Properties, Inc. from 2009 to 2014. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law.

The Board of Directors concluded that Mr. Pero should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience in structuring and negotiating debt and equity financings

•	Expertise and experience relating to corporate governance

•	Management experience

•	Expertise and experience relating to real estate investment trusts

•	Expertise and experience relating to the U.S. securities laws

•	Professional and educational background

Georganne C. Proctor, age 60, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. Additionally, Ms. Proctor served as Executive Vice President for Enterprise Integration from January 2010 to July 2010. From July 2010 to October 2010, she served as Enterprise Integration’s Executive Vice President. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group and SunEdison, Inc. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay.

The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience

•	Experience as a chief financial officer

•	Expertise and experience in the banking and investment management industries

•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of eight meetings during 2016. The non-employee directors of Redwood met in executive session at six of the eight meetings during 2016. Mr. Baum presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all of our directors attended last year’s annual meeting of stockholders in person.

Audit Committee

We have a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor as an “audit committee financial expert” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2016 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive compensation paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met seven times in 2016 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met five times in 2016 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Jeffrey T. Pero
Mariann Byerwalter	Richard D. Baum	Richard D. Baum
Debora D. Horvath	Karen R. Pallotta	Mariann Byerwalter
Karen R. Pallotta	Jeffrey T. Pero	Debora D. Horvath
Georganne C. Proctor		Greg H. Kubicek

DIRECTOR COMPENSATION

Information on our non-employee director cash compensation paid (or to be paid) during the annual periods between May 2015 and May 2018, is set forth in the table below.

	Annual Period Commencing May 1,
	2015	2016	2017
Annual Retainer *	$75,000	$75,000	$80,000
Committee Meeting Fee (in person attendance)	$2,000	$2,000	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000	$1,000	$1,000

* The Chairs of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee each receive an additional annual cash retainer of $20,000. The Chairman of the Board of Directors receives an additional annual cash retainer of $50,000.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guests’ attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units granted is determined by dividing the dollar value of the grant by the closing price of Redwood’s common stock on the NYSE on the day of grant (and rounding to the nearest whole share amount). In May 2016, non-employee directors received an annual deferred stock unit award valued at $85,000, and, as discussed below, in May 2017, non-employee directors will receive an annual deferred stock unit award valued at $95,000. Non-employee directors may also be granted equity-based awards upon their initial election to the Board. These initial and annual deferred stock units are fully vested upon grant, and they are generally subject to a mandatory three-year holding period. Dividend equivalent rights on deferred stock units are generally paid in cash to directors on each dividend distribution date. Deferred stock units may be credited under our Executive Deferred Compensation Plan.

As noted above, at the February 2017 meeting of the Board of Directors, the Board approved certain changes jointly recommended by the Compensation Committee and the Governance and Nominating Committee to non-employee director compensation for the May 2017 to May 2018 annual period. In connection with these changes, the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), conducted an independent review of Redwood’s non-employee director compensation program at the request of the Compensation Committee. The review conducted by FW Cook included benchmarking against non-employee director compensation at the companies that comprise Redwood's executive compensation benchmarking peer group. The changes for the program commencing in May 2017 are intended to keep Redwood's total average annual compensation for non-employee directors at or near the compensation benchmarking peer group median. Further details regarding the executive compensation benchmarking peer group and benchmarking practices are provided on pages 39 - 41 of this Proxy Statement under the heading "Executive Compensation - Compensation Benchmarking for 2016." The table below illustrates the changes approved. Committee meeting attendance fees and retainers for service as a committee chair or Chairman of the Board remained unchanged from 2016 to 2017.

	2017 Fee	% Change
		from 2016
Annual Cash Retainer	$80,000	6.7%
Annual Equity Award	$95,000	11.8%

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through Redwood's Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights related to those units.

The following table provides information on non-employee director compensation for 2016. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Non-Employee Director Compensation — 2016(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Richard D. Baum	$148,000	$84,996	—	$232,996
Douglas B. Hansen	$82,000	$84,996	—	$166,996
Mariann Byerwalter	$91,000	$84,996	—	$175,996
Debora D. Horvath	$71,898	$97,306	—	$169,204
Greg H. Kubicek	$113,000	$84,996	—	$197,996
Karen R. Pallotta	$97,000	$84,996	—	$181,996
Jeffrey T. Pero	$119,000	$84,996	—	$203,996
Georganne C. Proctor	$117,000	$84,996	—	$201,996
Charles J. Toeniskoetter(6)	$36,226	—	—	$36,226

(1)
The table does not include dividend equivalent rights paid on deferred stock units, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit awards in accordance with FASB Accounting Standards Codification Topic 718.

(2)
Fees earned are based on the non-employee director compensation policy in place for 2016: (i) annual cash retainer of $75,000; (ii) additional annual retainer for the Chairman of the Board of $50,000; (iii) additional annual retainer for Audit Committee Chair, Compensation Committee Chair, and Governance and Nominating Committee Chair of $20,000; (iv) committee meeting fee (in person attendance) of $2,000 per meeting; and (v) committee meeting fee (telephonic attendance) of $1,000 per meeting.

(3)
Stock awards consisted of an annual grant of vested deferred stock units. Value of deferred stock units awarded was determined in accordance with FASB Accounting Standards Codification Topic 718. Information regarding the assumptions used to value our non-employee directors' deferred stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017.

(4)
As of December 31, 2016, the aggregate number of stock awards outstanding for each non-employee director was as follows: Richard D. Baum had 15,815 vested DSUs; Douglas B. Hansen had 15,815 vested DSUs; Mariann Byerwalter had 15,815 vested DSUs; Debora D. Horvath had 7,310 vested DSUs; Greg H. Kubicek had 118,866 vested DSUs; Karen R. Pallotta had 13,211 vested DSUs; Jeffrey T. Pero had 16,772 vested DSUs; Georganne C. Proctor had 70,129 vested DSUs, and Charles J. Toeniskoetter had 9,505 vested DSUs. No director held unvested DSUs.

(5)
During 2016 certain non-employee directors brought a guest when traveling to a meeting of Redwood’s Board of Directors, at a cost per guest of less than $2,000 to Redwood, and at an aggregate cost to Redwood in 2016 for all guests of less than $5,000.

(6)	Mr. Toeniskoetter retired from Redwood's Board of Directors effective May 16, 2016.
The following table provides information on stock unit distributions in common stock to non-employee directors from our Executive Deferred Compensation Plan in 2016. Stock units distributed represent compensation previously awarded in prior years and were reported as director or executive compensation in those prior years.

Name	Stock Units Distributed (#)	Aggregate Value of Stock Units Distributed ($)(1)
Richard D. Baum(2)	9,759	$127,760
Douglas B. Hansen(2)	9,759	$127,760
Mariann Byerwalter(2)	9,759	$127,760
Jeffrey T. Pero(2)	11,016	$144,047
Charles J. Toeniskoetter(2) (3)	9,759	$127,760

(1)	The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.

(2)	Deferred stock units distributed in 2016 were originally awarded in 2012 and 2013.

(3)	Mr. Toeniskoetter retired from Redwood's Board of Directors effective May 16, 2016.

EXECUTIVE OFFICERS

Executive officers of Redwood as of the date of this Proxy Statement are listed in the table below. For purposes of this Proxy Statement, each of Mr. Hughes, Mr. Abate, Mr. Stern, and Mr. Stone were Named Executive Officers (NEOs) in 2016.

Name	Position with Redwood as of December 31, 2016	Age
Marty Hughes	Chief Executive Officer	59
Christopher J. Abate	President and Chief Financial Officer	37
Shoshone (Bo) Stern	Chief Investment Officer	39
Andrew P. Stone	Executive Vice President, General Counsel & Secretary	45

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Hughes is provided in the preceding pages. Additional information regarding Mr. Abate, Mr. Stern, and Mr. Stone is set forth below.

Christopher J. Abate, age 37, serves as President and Chief Financial Officer of Redwood. Mr. Abate has served as Redwood’s President since July 2016 and as its Chief Financial Officer since March 2012. Mr. Abate also served as Redwood’s Controller from January 2009 to March 2013 and has been employed by Redwood since April 2006. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University, and is a certified public accountant.

Shoshone A. Stern, “Bo Stern,” age 39, serves as Chief Investment Officer of Redwood. Mr. Stern joined Redwood in 2003, and previously served as Redwood’s Treasurer from December 2009 to August 2016, and as Managing Director from December 2007 to December 2009. During February 2003 to December 2007, Mr. Stern served in several other management positions at Redwood. Prior to joining Redwood, Mr. Stern was employed by CIBC Oppenheimer in its investment banking group. Mr. Stern holds a B.S. in business administration from the University of California at Berkeley and an M.B.A from the University of California at Berkeley and Columbia University; he is also a CFA Charterholder.

Andrew P. Stone, age 45, serves as Executive Vice President, General Counsel, and Secretary of Redwood. Mr. Stone has been employed by Redwood as General Counsel since December 2008. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of March 16, 2017, on the beneficial ownership of our common stock by our current directors and executive officers, and by all of these directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Marty Hughes(3)	797,503	1.0%
Christopher J. Abate(4)	86,938	*
Shoshone (Bo) Stern(5)	43,524	*
Andrew P. Stone(6)	85,464	*
Non-Employee Directors
Richard D. Baum(7)	43,367	*
Douglas B. Hansen(8)	344,880	*
Mariann Byerwalter(9)	26,128	*
Debora D. Horvath(10)	7,310	*
Greg H. Kubicek(11)	224,897	*
Karen R. Pallotta(12)	13,211	*
Jeffrey T. Pero(13)	56,952	*
Georganne C. Proctor(14)	79,974	*
All directors and executive officers as a group (12 persons)(15)	1,810,147	2.33%

* Less than 1%.

(1)	Represents shares of common stock outstanding and common stock underlying vested performance stock units and deferred stock units that have vested or will vest within 60 days of March 16, 2017.

(2)	Based on 77,032,899 shares of our common stock outstanding as March 16, 2017.

(3)	Includes 645,013 shares of common stock, and 152,490 deferred stock units that have vested or will vest within 60 days of March 16, 2017.

(4)	Includes 19,993 shares of common stock and 66,945 deferred stock units that have vested or will vest within 60 days March 16, 2017.

(5)	Includes 16,032 shares of common stock and 27,492 deferred stock units that have vested or will vest within 60 days March 16, 2017.

(6)	Includes 45,896 shares of common stock, and 39,568 deferred stock units that have vested or will vest within 60 days of March 16, 2017.

(7)	Includes 27,552 shares of common stock and 15,815 vested deferred stock units.

(8)	Includes 329,065 shares of common stock and 15,815 vested deferred stock units.

(9)	Includes 10,313 shares of common stock and 15,815 vested deferred stock units.

(10)	Includes 7,310 vested deferred stock units.

(11)
Includes 104,119 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,912 shares held of record by Mr. Kubicek’s spouse, and 118,866 vested deferred stock units.

(12)	Includes 13,211 vested deferred stock units.

(13)	Includes 40,180 shares of common stock and 16,772 vested deferred stock units.

(14)	Includes 9,845 shares held in the Proctor Trust and 70,129 vested deferred stock units.

(15)	Includes 1,249,920 shares of common stock, and 560,227 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of approximately 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Capital World Investors(2)	8,006,717	10.4%
Wellington Management Group LLP(3)	7,196,825	9.3%
BlackRock, Inc.(4)	6,360,111	8.3%
The Vanguard Group(5)	5,941,281	7.7%
Weitz Investment Management, Inc.(6)	5,406,215	7.0%
FMR LLC(7)	4,936,088	6.4%

(1)	Based on 77,032,899 shares of our common stock outstanding as March 16, 2017.

(2)
Address: 333 South Hope Street, Los Angeles, California 90071. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Capital World Investors (Capital World), a division of Capital Research and Management Company (CRMC), is based on the amended Schedule 13G filed by Capital World with the SEC on February 13, 2017, which indicates that Capital World has sole voting and dispositive power with respect to 8,006,717 shares. Capital World is deemed to be the beneficial owner of these securities as a result of CRMC acting as investment advisor to various registered investment companies.

(3)
Address: 280 Congress Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wellington Management Group LLP (Wellington) is based on the amended Schedule 13G filed by Wellington with the SEC on February 9, 2017, which indicates that Wellington and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared dispositive power with respect to 7,196,825 shares and shared voting power with respect to 3,806,397 shares.

(4)
Address: 55 East 52nd Street, New York, New York 10055. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on January 25, 2017, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 6,360,111 shares and sole voting power with respect to 6,180,945 shares.

(5)
Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information in the above table and this footnote concerning the shares of common stock beneficially owned by The Vanguard Group (Vanguard) is based on the amended Schedule 13G filed by Vanguard with the SEC on February 10, 2017, which indicates that Vanguard and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 5,844,461 shares, shared dispositive power with respect to 96,820 shares, sole voting power with respect to 91,520 shares, and shared voting power with respect to 9,400 shares.

(6)	Address: 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Weitz Investment

Management, Inc. (Weitz Inc.) and Wallace R. Weitz (Weitz) is based on the amended Schedule 13G filed by Weitz with the SEC on January 23, 2017. The aggregate number of shares of common stock reported as beneficially owned by Weitz Inc. includes 5,406,215 shares with respect to which Weitz has shared dispositive power and shared voting power.

(7)
Address: 245 Summer Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by FMR LLC (FMR) is based on the amended Schedule 13G filed by FMR with the SEC on February 14, 2017, which indicates that FMR and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power with respect to 4,936,088 shares and sole voting power with respect to 1,238,154 shares.

EXECUTIVE COMPENSATION

Table of Contents

Executive Summary of Compensation Discussion and Analysis	27
Compensation Discussion and Analysis (CD&A)	33
Section I - Introduction	33
Named Executive Officers	33
Compensation Committee	34
Redwood's Business Model and Internal Management Structure	34
Overall Compensation Philosophy and Objectives	34
Outreach to Stockholders / Consistent "Say-on-Pay" Support from Stockholders	35
Section II - Performance-Based Compensation in 2016	36
Redwood's 2016 and Longer-Term Performance	36
Elements of Compensation in 2016	36
Process for Compensation Determinations for 2016	38
Compensation Benchmarking for 2016	39
2016 Base Salaries	41
2016 Performance-Based Annual Bonus Compensation	41
2016 Long-Term Equity-Based Incentive Awards	49
Mandatory Holding Periods for 2016 Long-Term Equity-Based Incentive Awards	53
Section III - Other Compensation Plans and Benefits	55
Deferred Compensation	55
Employee Stock Purchase Plan	55
401(k) Plan and Other Matching Contributions	56
Other Benefits	56
Severance and Change of Control Arrangements	56
Section IV - Compensation-Related Policies and Tax Considerations	58
Mandatory Executive Stock Ownership Requirements	58
Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares	58
Clawback Policy with Respect to Bonus and Incentive Compensation	59
Tax Considerations	59
Accounting Standards	60
Section V - Conclusion	61
Certain Compensation Determinations Relating to 2017	61
Compensation Committee Report	62
Executive Compensation Tables	63
Potential Payments Upon Termination or Change of Control	74
Compensation Risks	78

Executive Summary of Compensation Discussion and Analysis

Introduction

➢	Redwood has a performance-based executive compensation program where pay delivery appropriately adjusts up or down to reflect both short- and long-term results

◦
For 2016, executives’ above-target annual bonuses were the result of very strong financial performance, while the value of prior years’ equity awards were realized (or forfeited) based on longer-term total stockholder return (TSR)

➢	The philosophy and key elements of the program have remained consistent in recent years, based on the:

◦
Compensation Committee’s annual comprehensive review of the structure and results of application of the program, which is conducted in consultation with the Committee’s independent compensation consultant

◦	Feedback received as part of an ongoing outreach with stockholders, as well as consistently strong "Say-on-Pay" support (92% average annual stockholder approval over the 2011 - 2016 period)

➢	Covered in this Executive Summary are the following:

▪	Overview of the executive compensation philosophy and key elements of the compensation program

▪	Review of Redwood’s 2016 and longer-term performance

▪	Illustrations of how the value of annual bonuses and long-term equity awards appropriately track Redwood’s performance, using the CEO as an example
Further discussion and detail regarding Redwood’s executive compensation program and 2016 compensation for all of Redwood’s named executive officers follows this Executive Summary
__________________________________________________________________________________________

Performance-Based Compensation Philosophy

➢	The performance-based compensation program is administered by an independent Compensation Committee and is designed to:

◦	Incentivize attainment of both short-term and long-term business and stockholder return objectives by:

▪	Achieving stable and attractive returns on equity (ROEs) that will support the payment of regular and sustainable dividends, as well as increase book value

▪	Meeting annual business, operational, and risk management goals established by the Board

◦	Align the interests of executives with long-term stockholders in achieving strong shareholder returns

◦	Enable Redwood to hire and retain executives in a competitive marketplace

▪	Market-based compensation benchmarking and analysis are used to evaluate compensation relative to peer companies

◦	Avoid incentivizing inappropriate risk taking

What Redwood Does		What Redwood Does Not Do
✓	Directly links annual bonuses to performance	✗	No guaranteed bonus arrangements
✓	Delivers more than 50% of CEO’s target compensation in long-term equity grants	✗	No significant amount of fixed compensation - only base salary and standard benefits are fixed
✓	Imposes three- or four-year vesting/holding periods on long-term equity grants	✗	No “single-trigger” change-in-control payments or benefits
✓	Maintains robust stock ownership requirements, with a 6x base salary requirement for the CEO	✗	No excise tax gross-ups for any change-in-control related payments
✓	Subjects bonus and incentive payments to “clawback” if fraud or misconduct results in a financial restatement	✗	No margin, pledging, or hedging transactions permitted in respect of Redwood stock

Key Elements of the 2016 Executive Compensation Program

➢	Base Salary and Standard Benefits

◦	Base salary and other standard benefits together represent only 17% of the CEO’s target compensation for 2016

➢	Annual Bonus

◦	75% earned based on ROE-based performance metric

▪	Performance target must at least represent earnings equal to regular annual dividends set by the Board

◦	As a REIT, under the Internal Revenue Code, Redwood is required to distribute as dividends at least 90% of the income earned under its REIT status

▪	No above-target bonus is paid unless earnings exceed regular annual dividends set by the Board

◦	25% earned based on individual contribution to achievement of business, operational, and risk management goals

➢	Performance Stock Units (PSUs)

◦	Non-cash equity-based compensation that represents 50% of the annual long-term incentive grant

◦	Vesting is contingent on positive TSR as measured over multiple periods within a three-year overall vesting period, with target-level vesting if TSR is 25% overall

◦	Forfeited if TSR is flat or negative as measured over multiple periods within a three-year overall vesting period

◦	Provides ongoing incentive for executives to enhance long-term TSR

➢	Deferred Stock Units (DSUs)

◦	Non-cash equity-based compensation delivered after the conclusion of a four-year vesting period

◦	Represents 50% of the annual long-term incentive grant

◦	Promotes talent retention and aligns interests of executives and stockholders in enhancing long-term TSR

Elements of CEO’s Target Compensation - 2016

Annual Bonus
(Indiv. Performance)
7%
Std. Benefits
1%
Performance-Metric Based
56%
Annual Bonus
(ROE-based)
22%
Base Salary
16%
Equity Value at Risk:
Long-Term Awards
54%
PSUs
(TSR-based)
27%
DSUs
27%

Redwood’s 2016 and Long-Term Performance

➢	Very Strong 2016 Financial Performance		➢	Superior Five-Year Results

	¡	Earnings per share of $1.54		¡	Five-year TSR of 111%
		(fully diluted, as reported under GAAP)			▪ Exceeds S&P 500 by 12 percentage points

	¡	ROE of 11.8%		¡	Average annual ROE of 11%
		(based on 2016 GAAP financial results)			(based on annual GAAP financial results)

	¡	Paid $1.12 per share in dividends		¡	As measured against other publicly-traded
		($0.28 per share per quarter)			residential mortgage REITs, Redwood’s
five-year performance is among the highest
	¡	One-year TSR of 25%
(see graphs on following page)

Strong Short- and Longer-Term Performance Relative to Other Publicly-Traded Mortgage REITs

➢	One-Year and Five-Year TSR and ROE Performance Compares Very Favorably to Other Publicly-Traded Residential Mortgage REITs

◦
An ROE-based performance measure is the primary determinant of annual bonuses, and is generally aligned over the longer-term with TSR performance, which determines value realized from long-term equity grants

◦
Redwood has regularly compared its financial performance to the 16 publicly-traded REITs shown in the charts below because their business models share a common focus on investing in residential mortgages and related assets(1)(2)

1-Year TSR (2016) vs.	5-Year TSR (2012-2016) vs.
Selected Publicly-Traded Residential Mortgage REITs	Selected Publicly-Traded Residential Mortgage REITs

60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
MITT
NYMT
ANH
HTS
IVR
MFA
CMO
RWT
MTGE
CYS
AMTG
PMT
DX
TWO
NLY
AGNC
WMC
Ticker Symbol

120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
MFA
RWT
NYMT
IVR
TWO
PMT
MITT
AMTG
MTGE
ANH
CMO
DX
AGNC
WMC
CYS
NLY
HTS
Ticker Symbol

2016 ROE vs.	5-Year Average ROE (2012-2016) vs.
Selected Publicly-Traded Residential Mortgage REITs	Selected Publicly-Traded Residential Mortgage REITs

(1)
Mortgage REITs identified above, by ticker symbol, are: Redwood Trust, Inc. (RWT); AG Mortgage Investment Trust Inc. (MITT); AGNC Investment Corp. (AGNC); Annaly Capital Management, Inc. (NLY); Anworth Mortgage Asset Corp. (ANH); Apollo Residential Mortgage Inc. (AMTG); Capstead Mortgage Corp. (CMO); CYS Investments, Inc. (CYS); Dynex Capital Inc. (DX); Hatteras Financial Corp. (HTS); Invesco Mortgage Capital Inc. (IVR); MFA Financial, Inc.(MFA); MTGE Investment Corp. (MTGE); New York Mortgage Trust Inc. (NYMT); PennyMac Mortgage Investment Trust (PMT); Two Harbors Investment Corp. (TWO); and Western Asset Mortgage Capital Corp. (WMC).

(2)
Apollo Residential Mortgage Inc. (AMTG) was acquired in August 2016 and Hatteras Financial Corp. (HTS) was acquired in July 2016. 2016 ROEs for these two REITs in graphs above are presented on an annualized basis, with negative 2016 ROE presented as no less than negative 1.5%.

Illustration of How the CEO’s Annual Bonus Tracks the Annual ROE Performance Measure

➢
Bonuses earned under the performance-based annual bonus plan are highly correlated with Redwood’s ROE and non-GAAP Adjusted ROE, with very strong 2016 Adjusted ROE resulting in the CEO earning an above-target bonus for 2016*

CEO’s Performance-Based Annual Bonuses vs. ROE Performance Measures

*
Adjusted ROE is an ROE-based, non-GAAP financial metric further described on pages 42 - 44 in the discussion that follows this Executive Summary. The compensation program uses Adjusted ROE as the performance measure for annual bonus determinations. Adjusted ROE is reconciled to ROE based on GAAP financial results in Annex A.

Illustration of How the Value Realized From the CEO’s Long-Term Equity Awards Tracks the TSR Performance Measure

➢
Long-term equity grants are the largest portion of the CEO’s target compensation, and the overall target value of these awards is only realized when stockholders experience attractive long-term returns during the three- and four-year vesting periods

➢
Although Redwood’s five-year TSR is very strong (see graphs above), Redwood’s three-year and medium-term TSR are negative, and the graphs below illustrate how the compensation program’s use of long-term equity awards addresses this performance

Realized/Realizable Value of CEO’s	Realizable Value of CEO’s
2013 Year-End Equity Awards	2014 Year-End Equity Awards

Impact of Three-Year TSR on CEO's 2013 Equity Awards:
• $1.25 million of PSU value was forfeited in Dec. 2016
• Only 50% of original $2.5 million in grant value would be realized if vesting was determined as of 12/31/16
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
($ millions)
$1.25 million PSUs granted
$1.25 million DSUs granted
-50%
$1.25 million (value of 2013 DSUs at 12/31/16, incl. dividends)
Original Grant Date Value (Dec 2013)
Realized/Realizable Value (at 12/31/16)

$3.0
$1.5
$0.0
($ millions)
$1.5 million PSUs granted
$1.5 million DSUs granted
-55%
$1.36 million (value of 2014 DSUs at 12/31/16, incl. dividends)
Original Grant Date Value (Dec 2014)
Realized/Realizable Value (at 12/31/16)
Impact of Medium-Term TSR on CEO's 2014 Equity Awards:
• Only 45% of original $3.0 million in grant value would be realized if vesting was determined as of 12/31/16
• $1.5 million of PSU value would be forfeited if vesting was determined as of 12/31/16
• Final TSR-based vesting of 2014 PSUs will be determined in Dec. 2017

End of Executive Summary of Compensation Discussion and Analysis

Compensation Discussion and Analysis (CD&A)

In accordance with SEC regulations, this CD&A is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2016, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s officers and employees.

Section I - Introduction

➢	Named Executive Officers

➢	Compensation Committee

➢	Redwood's Business Model and Internal Management Structure

➢	Overall Compensation Philosophy and Objectives

➢	Outreach to Stockholders / Consistent "Say-on-Pay" Support from Stockholders

Named Executive Officers

Under SEC regulations, Redwood had six NEOs for 2016, which are listed below. Two of these NEOs departed from employment with Redwood during 2016. As of December 31, 2016, Redwood’s NEOs for 2016 accounted for four of its 125 employees.

Current Executive Officers

•	Martin S. Hughes, Chief Executive Officer

•	Christopher J. Abate, President and Chief Financial Officer

◦	Mr. Abate was promoted from Chief Financial Officer to President and Chief Financial Officer in July 2016.

•	Shoshone (Bo) Stern, Chief Investment Officer

◦	Mr. Stern was promoted from Treasurer to Chief Investment Officer in September 2016.

•	Andrew P. Stone, Executive Vice President, General Counsel, and Secretary

Former Executive Officers (included in this CD&A in accordance with SEC regulations)

•	Brett D. Nicholas, former President

◦	During 2016, Mr. Nicholas served as President from January 1 through July 1 prior to his departure from Redwood.

•	Fred J. Matera, former Executive Vice President - Commercial Investments and Finance

◦	During 2016, Mr. Matera served as Executive Vice President - Commercial Investments and Finance from January 1 through May 1 prior to his departure from Redwood.

Compensation Committee

The Compensation Committee (the Committee) of Redwood’s Board of Directors is committed to providing disclosure within this CD&A that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this CD&A describes:

•	The Committee’s process for reviewing and determining the elements of the compensation of the Chief Executive Officer (CEO) and of the other NEOs.

•	The rationale for the different elements of the NEOs’ compensation and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking.

•	The metrics used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.

•	The severance and change of control payments that NEOs may become entitled to under certain circumstances.

•	The role of the Committee’s independent compensation consultant.
Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account various factors and analysis, including those described in this CD&A, input from its independent compensation consultant, feedback from stockholders obtained during stockholder outreach efforts, and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as “Say-on-Pay” votes), the Committee makes compensation determinations it believes are appropriate in light of its executive compensation objectives.

Redwood’s Business Model and Internal Management Structure

Redwood is an internally-managed, specialty finance company focused on making credit-sensitive investments in residential mortgage loans and other real estate-related assets, with the goal of delivering a stable and growing stream of attractive earnings and dividends for stockholders. Redwood also seeks to earn income through engaging in residential mortgage banking activities - e.g., by generating gains through the acquisition and sale of residential mortgage loans (including through sponsoring securitization transactions).
Redwood was established in 1994 and is structured as a real estate investment trust (REIT) for tax purposes. Under the Internal Revenue Code, REITs are required to distribute as dividends at least 90% of the income earned under their REIT status; as a result, like other REITs, Redwood is limited in its ability to grow through the reinvestment of retained earnings. Frequently, therefore, the return to stockholders from ownership of Redwood's common stock will be primarily from dividends declared by the Board of Directors.
The nature of Redwood’s business model and internal management structure are factors the Committee has taken into account in structuring Redwood’s executive compensation program and determining the appropriate performance measures and goals used for performance-based compensation.

Overall Compensation Philosophy and Objectives

Redwood maintains a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business and stockholder return objectives, align the interests of executive officers with those of long-term stockholders, and ensure that it can hire and retain talented individuals in a competitive marketplace. The Committee is responsible for evaluating Redwood's executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support Redwood's business model and performance objectives without creating risks that are likely to have a material adverse effect on Redwood.

Redwood's executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives

•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term

•	Foster long-term alignment of the interests of executives and stockholders through ownership of Redwood common stock by executives and by rewarding stockholder value creation

•	Ensure that compensation opportunities are competitive

•	Avoid incentivizing inappropriate risk taking
During 2016, the Committee, with input and guidance from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), engaged in a comprehensive review of the structure of Redwood’s executive compensation program. This included a review of the elements of executive compensation, the mix of annual and long-term compensation, the compensation benchmarking peer group, the overall competitiveness of target levels of cash and equity-based compensation, and the mechanisms through which Redwood's pay-for-performance philosophy is implemented.

Outreach to Stockholders / Consistent “Say-on-Pay” Support from Stockholders

Outreach to stockholders regarding executive compensation during 2016 and over the past several years has provided Redwood with the opportunity to discuss and receive valuable stockholder feedback regarding Redwood’s philosophy and views on executive compensation and particular compensation practices.
“Say-on-Pay” voting results since 2011 and stockholder outreach and feedback were factors considered by the Committee in deciding to maintain during 2016 the basic structure of Redwood’s performance-based compensation program that has consistently been in place over this six-year period. Since the inception of ‘‘Say-on-Pay’’ voting in May 2011, on average, approximately 92% of stockholder votes cast supported the annual non-binding resolution to approve executive compensation each year. Last year, 92.4% of stockholder votes cast at the May 2016 Annual Meeting of Stockholders supported the annual non-binding resolution to approve executive compensation.

Section II - Performance-Based Compensation in 2016

➢	Redwood's 2016 and Longer-Term Performance

➢	Elements of Compensation in 2016

➢	Process for Compensation Determinations for 2016

➢	Compensation Benchmarking for 2016

➢	2016 Base Salaries

➢	2016 Performance-Based Annual Bonus Compensation

➢	2016 Long-Term Equity-Based Incentive Awards

➢	Mandatory Holding Periods for 2016 Long-Term Equity-Based Incentive Awards

Redwood’s 2016 and Longer-Term Performance

Redwood’s 2016 financial performance was very strong. Measurements of this strong performance include:
•2016 earnings per share of $1.54 (fully diluted, as reported under GAAP)
•Return-on-equity (ROE) for 2016 of 11.8% (based on 2016 GAAP financial results)
•Payment of $1.12 per share in dividends in 2016 ($0.28 per share per quarter)
•Total stockholder return (TSR) for 2016 of 25%

Moreover, Redwood’s five-year performance was also very strong, and represents superior returns to stockholders compared to relevant benchmarks:
•5-year TSR was 111% (for the five-year period ending 12/31/16)

•	Redwood’s 5-year TSR exceeds the 5-year TSR on the S&P 500 by 12 percentage points

•	Average annual ROE over the 2012 - 2016 period was 11% (based on annual GAAP financial results)

•	Redwood’s 5-year TSR and average 5-year ROE compares very favorably to other publicly-traded mortgage REITs

◦
Graphics illustrating Redwood’s superior five-year performance relative to other publicly traded REITs with business models that include a focus on investing in residential mortgages and related assets are included within the preceding “Executive Summary of CD&A” beginning on page 27 of this Proxy Statement

Elements of Compensation in 2016

In 2016, cash compensation for Redwood’s NEOs included a base salary and a performance-based annual bonus. Annual bonuses for 2016 were primarily determined based on company financial performance, with individual performance a secondary determinant. For each NEO, a target annual bonus amount was established at the beginning of 2016 (or upon promotion during 2016) that would be earned if Redwood's financial performance met a Committee-established target and the NEO’s individual performance merited target-level payment. In particular, one portion of each NEO’s annual bonus is determined based on company financial performance (referred to in this CD&A as the company performance component of target bonus or company performance bonus), and the other portion of each NEO’s annual bonus is determined based on individual performance (referred to in this CD&A as the individual performance component of target bonus or individual performance bonus).

The Committee generally intends that the base salary and annual bonus target for each NEO be appropriate in comparison to a market-based median benchmark, after taking into account factors such as the NEO’s role and responsibilities, competitive factors, and internal equity. In addition, the Committee believes that performance-based bonuses for each NEO should have adequate upside opportunity so that total annual compensation actually earned may reach the top-quartile of the market-based benchmark for strong performance.

The market-based benchmarks used by the Committee during 2016 were determined with the assistance of the Committee’s independent compensation consultant, FW Cook. The process included reviewing compensation practices of certain peer companies selected by the Committee (referred to in this CD&A as the compensation benchmarking peer group) as well as other market-based benchmark data provided to FW Cook by McLagan, a third party firm that is nationally recognized as qualified to provide the data. Further details regarding the compensation benchmarking peer group and benchmarking practices are provided on pages 39 – 41 within this CD&A under the heading “Compensation Benchmarking for 2016.”

For 2016, the Committee designed the company performance component of the annual bonus for each NEO so that it would not be paid at an above-target level unless Redwood’s adjusted return-on-equity (Adjusted ROE) exceeded 8.75%, which was the level of Adjusted ROE performance necessary to support the payment of regular dividends in accordance with the Board of Directors’ 2016 annual dividend policy.

Adjusted ROE is a non-GAAP performance measure that is defined and described on pages 42 – 44 within this CD&A under the heading “2016 Performance-Based Annual Bonus Compensation.”2 It is the Committee’s intention that NEOs' company performance bonus will be earned at an appropriate level relative to the target opportunity based on Adjusted ROE performance results for the year.

With respect to long-term equity-based compensation, the Committee generally makes annual awards to NEOs in amounts, and subject to terms and vesting conditions, that provide an incentive to create long-term stockholder value and align the interests of NEOs with the interests of long-term stockholders. These awards are intended to provide performance-based compensation opportunities at levels that will be effective in retaining valued and productive executives. In determining the size of annual long-term equity-based compensation opportunities, the Committee uses the same considerations as are applied when setting salaries and target annual bonus opportunities. For 2016, the value of annual long-term equity-based compensation granted to NEOs was determined after taking into account the Committee’s philosophy that:

•
Competitive pressure on NEO compensation levels from higher-paying related market sectors should be addressed with long-term equity-based awards. Annual target cash compensation amounts are generally targeted to be in a median range of the compensation benchmarking peer group, while long-term equity-based awards may be targeted above the median if justified by performance, experience, or the scope of the individual's role.

•
The terms and vesting conditions of long-term equity-based awards should result in realized compensation for NEOs that correlates with long-term stockholder value creation (through dividend distributions and share-price growth) over a minimum of three years.

2 Adjusted ROE is a non-GAAP measure calculated and reconciled to ROE determined in accordance with GAAP in Annex A.

•	The value of long-term equity-based awards should also take into account Redwood’s overall performance and each NEO’s individual performance.
NEOs are provided with other benefits that are also available to all eligible employees of Redwood on a substantially similar basis. These benefits, which are further described below on pages 55 – 56 within this CD&A, include standard health and welfare benefits and the ability to participate in Redwood’s tax-qualified 401(k) plan and Employee Stock Purchase Plan. In addition, NEOs may participate in Redwood’s Executive Deferred Compensation Plan and certain NEOs are entitled to severance and change in control benefits in the circumstances described below on pages 56 – 57 within this CD&A under the heading “Severance and Change of Control Arrangements.”

Two former executive officers, Mr. Nicholas and Mr. Matera, are required under SEC regulations to be included as NEOs in this CD&A. In connection with their departure from employment with Redwood during 2016, their respective executive employment agreements provided for severance payments, vesting of certain equity-based awards, and the continuation of certain fringe benefits, including medical coverage for the one-year period following the date of departure. Additional information relating to the severance benefits provided to Mr. Nicholas and Mr. Matera is included below on page 57 within this CD&A under the heading “Severance and Change of Control Arrangements,” on pages 77 – 78 of this Proxy Statement under the heading "Potential Payments upon Termination or Change of Control," and on pages 63 – 65 of this Proxy Statement in the Summary Compensation Table.

Process for Compensation Determinations for 2016

Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. The process is dynamic and compensation levels are evaluated with the Committee having the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As in prior years, during 2016 the Committee directly engaged and used the services of a nationally recognized compensation consultant, FW Cook, to assist it in, among other things, determining the elements of compensation and providing benchmarking analyses. FW Cook reports directly to the Committee and acts as the Committee’s consultant regarding director and executive officer compensation-related matters. FW Cook is not retained by Redwood or its management in any other capacity and the Committee has the sole authority to establish and terminate the relationship with FW Cook. In addition, the Committee conducted an assessment of the independence of FW Cook and concluded that no conflict of interest currently exists or existed in 2016 that would result in FW Cook not being able to provide advice to the Committee independently from management.

On an annual basis, FW Cook reviews the compensation program for Redwood's executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the program is aligned with Redwood’s compensation philosophy and externally competitive. FW Cook also provides the Committee with data regarding compensation practices among the compensation benchmarking peer group. FW Cook's analysis covers all elements of direct compensation, including base salary, annual incentives, and long-term incentives. Benefit and perquisite offerings at Redwood are also reviewed, as is total Redwood equity ownership by each NEO (and the value of that equity ownership at different share prices). FW Cook’s analysis assists the Committee in understanding the extent to which different elements of each NEO’s compensation are above or below benchmark market levels and in understanding the year-to-year changes in awarded, accumulated, and potential NEO compensation. In addition, FW Cook assists the Committee in determining the form and structure of the executive compensation program.

As part of its process for making compensation determinations for NEOs at the end of 2016, the Committee also considered the following:

•	Each NEO provided a self-assessment of his individual performance over the year;

•	Mr. Hughes provided the Committee with his recommendation with respect to the compensation of all of the other NEOs; and

•
FW Cook provided directional recommendations regarding the elements of the compensation for each of the NEOs based on peer comparisons, other supplemental benchmarking data, and Redwood’s compensation philosophy.

Compensation Benchmarking for 2016

As in prior years, in 2016 the Committee asked FW Cook to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. FW Cook’s market pay analysis relied on publicly disclosed executive compensation data from the compensation benchmarking peer group, as well as supplemental data provided to FW Cook by McLagan. The supplemental data was obtained because not all of the compensation benchmarking peer group companies publicly disclose information for officers with responsibilities comparable to Redwood's NEOs. In addition, the supplemental data provided insight into executive compensation practices at competitors that are externally managed and, therefore, do not generally disclose comprehensive compensation data for their named executive officers, as well as private companies and divisions of larger public companies for which individual compensation data are not publicly disclosed. For example, many of the publicly-traded REITs referenced within the preceding "Executive Summary of CD&A" on page 30 of this Proxy Statement to which Redwood compares its performance are externally managed and do not publicly disclose comprehensive executive compensation information.

The supplemental data provided by McLagan was reviewed and analyzed by FW Cook, who advised the Committee that the information could reasonably be relied upon for its intended purpose. McLagan and its affiliates also provide Redwood with compensation-related data and consulting services, as well as limited insurance brokerage services and advisory services related to Redwood's captive insurance subsidiary, including data used for benchmarking compensation for employees below the NEO level.

The Committee considers the use of a market-based compensation analysis important for validating competitive positioning in attracting and retaining executive talent. Each year, as part of the competitive pay analysis, the Committee, after consultation with FW Cook, designates a compensation benchmarking peer group. The compensation benchmarking peer group is intended to include companies with which Redwood competes for business or for executive talent, and is determined using a pre-defined process and objective industry and size criteria, as detailed below.

The Committee recognizes that the compensation benchmarking peer group does not include generally higher-paying externally-managed REITs, private equity firms, and hedge funds with which Redwood competes for executive talent. These organizations are not included because they have different business economics and pay models from Redwood, and because comprehensive compensation data for their executives are generally not publicly available.

The description below details the process and objective criteria used to select the 2016 compensation benchmarking peer group of companies used for compensation benchmarking.

Step 1:
Begin with a broad database consisting of publicly traded, U.S.-based companies that are internally managed (externally-managed companies generally have not disclosed comprehensive compensation data and are therefore excluded)

Step 2:	Identify REITs and other companies most similar to Redwood (i.e., direct peers), including:
	•	Mortgage REITs, which are considered “direct peers” along with real estate development and financial services companies with a focus on mortgage servicing or mortgage-related assets
	•	Exclude all companies with market capitalization values outside of a 0.25 – 4.0x range compared to Redwood

Step 3:	Identify other relevant business and labor-market competitors:
	•	Financial services companies with both market capitalization value and net income in a 0.5 – 2.0x range compared to Redwood
	•	Remove bank holding companies and companies in the cash advance/pawn broker businesses, due to fundamental differences in the underlying business model

Step 4:	Select 15 to 25 companies for inclusion in the compensation benchmarking peer group:
	•	Include all companies identified in Step 2
•
Include companies identified in Step 3 if they are: (1) included in the prior year’s compensation benchmarking peer group or (2) commonly identified as a peer of Redwood’s most-direct peers (e.g., a peer of another mortgage REIT identified in Step 2)

•
Add additional companies identified in Step 3 to: (1) ensure that the sample size is sufficient (i.e., 15 to 25 total companies) and (2) position Redwood closer to the median on key size measures, focusing primarily on market capitalization and net income and secondarily on revenue and total assets

Based on the above-described methodology, the compensation benchmarking peer group of companies designated by the Committee in 2016 for use in the competitive pay analysis prepared by FW Cook consisted of the following 21 companies: AllianceBernstein Holding L.P., Capstead Mortgage Corporation, Chimera Investment Corporation, Cohen & Steers, Inc., CYS Investments, Inc., Dynex Capital, Inc., Essent Group Ltd., Federated Investors, Inc., Hannon Armstrong Sustainable Infrastructure Capital, Inc., iStar Financial Inc., Janus Capital Group Inc., Ladder Capital Corp, Main Street Capital Corporation, MFA Financial, Inc., Nationstar Mortgage Holdings Inc., New York Mortgage Trust, Inc., NMI Holdings, Inc., PennyMac Financial Services, Inc., RAIT Financial Trust, Stifel Financial Corp., and Walter Investment Management Corp.

The Committee reviews the compensation benchmarking peer group and the selection process and criteria on an annual basis to confirm that they continue to reflect relevant business and labor market competitors for whom comprehensive data are available. Accordingly, the companies included as peers may change from year to year as a result of updates to the selection process and criteria and changes in the real estate and capital markets. Two companies included in Redwood's 2015 compensation benchmarking peer group were removed for 2016. One company no longer met the defined size criteria for inclusion (i.e., MarketAxess Holdings Inc.) and one company was excluded due to the absence of comprehensive disclosure of executive compensation information as a result of having externalized its management (i.e., Northstar Realty Finance Corporation). Two companies not included in Redwood's 2015 compensation benchmarking peer group were added to the 2016 compensation benchmarking peer group. Both were previously identified as potential members of the compensation benchmarking peer group, but were excluded at that time (a) due to the absence of comprehensive disclosure of executive compensation information, as a result of its only recently having become internally-managed (i.e.,

Chimera Investment Corporation) and (b) because it did not previously satisfy the defined size criteria for inclusion (i.e., Hannon Armstrong Sustainable Infrastructure Capital, Inc.).

2016 Base Salaries

Base salary is a traditional element of executive compensation. The Committee establishes base salaries for NEOs after reviewing the market data for similar executives, as well as the experience, skills, and responsibilities of each NEO. Base salaries are reviewed annually, and the Committee may adjust salaries in connection with this review or at other times throughout the year.

The Committee made determinations, after consultation with FW Cook, with respect to 2016 NEO base salaries as follows:

Current Executive Officers

•	Mr. Hughes. In December 2015, the Committee determined that the 2016 base salary for Mr. Hughes, Redwood’s CEO, would remain at its year-end 2015 level of $750,000.

•	Mr. Abate. In December 2015, the Committee determined that the 2016 base salary for Mr. Abate, Redwood’s Chief Financial Officer, would be increased to $475,000 from $425,000.

◦
Effective July 1, 2016, Mr. Abate was promoted to be Redwood's President and Chief Financial Officer. Mr. Abate's 2016 base salary rate was increased at that time from $475,000 to $550,000 per annum, as approved by the Committee, to reflect his increased role and responsibilities.

◦	Consequently, base salary actually paid to Mr. Abate during 2016 was $512,500.

•
Mr. Stern. Effective September 1, 2016, Shoshone (Bo) Stern was promoted to be Redwood's Chief Investment Officer. Mr. Stern's 2016 base salary rate was increased at that time from $300,000 to $375,000 per annum, as approved by the Committee, to reflect his increased role and responsibilities.

◦	Consequently, base salary actually paid to Mr. Stern during 2016 was $325,000.

•	Mr. Stone. In December 2015, the Committee determined that the 2016 base salary for Mr. Stone, Redwood’s General Counsel, would remain at its year-end 2015 level of $375,000.

Former Executive Officers

•	Mr. Nicholas. In December 2015, the Committee determined that the 2016 base salary for Mr. Nicholas, Redwood’s President, would remain at its year-end 2015 level of $600,000.

•	Mr. Matera. In December 2015, the Committee determined that the 2016 base salary for Mr. Matera, Redwood’s Chief Investment Officer during 2015, would remain at its year-end 2015 level of $500,000.

2016 Performance-Based Annual Bonus Compensation

Redwood’s compensation program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance. As illustrated in the graph below, there has been significant variability in the performance-based annual bonuses paid to Redwood’s NEOs over the last six years, reflecting the variations in Redwood’s financial performance over the same period.

NEOs’ Aggregate Performance-Based Annual Bonuses v. Redwood’s ROE and Adjusted ROE*
* Adjusted ROE is reconciled to ROE determined in accordance with GAAP in Annex A to this Proxy Statement.

Components of 2016 Annual Bonuses. In order to align the interests of Redwood’s NEOs with the interests of its stockholders, the Committee determined prior to the end of the first quarter of 2016, after consultation with FW Cook, that 2016 target annual bonuses for NEOs would continue to be weighted as follows:

•	75% on the achievement of a predetermined target level of a company financial performance metric; and

•	25% on the achievement of pre-established individual goals relating to business, operational, and risk management objectives.
This weighting has been used so that most of an NEO’s target annual bonus will depend directly on company financial performance, while also providing incentives for achievement of individual business, operational, and risk management goals that the Committee believes are in the interests of Redwood and its stockholders, but in some cases may be difficult to quantitatively link to company financial performance.

Financial Performance Metric for 2016 Annual Bonuses. During the first quarter of 2016, after a review of Redwood's compensation program, and following consultation with FW Cook, the Committee determined to continue to use in 2016 the same financial metric to underlie the company performance bonus that was used in 2015 and prior years. As noted above, the company performance bonus is based on Adjusted ROE. Adjusted ROE is a non-GAAP financial performance measure that reflects GAAP earnings on average equity capital adjusted to exclude certain unrealized mark-to-market gains and losses from equity. Because Adjusted ROE is a ratio of earnings to equity capital, the adjustment to exclude these unrealized mark-to-market gains and losses is made to enable the calculation of an “apples-to-apples” non-GAAP ratio of earnings to equity capital for purposes of evaluating financial performance. In contrast, under GAAP, because these unrealized gains and losses impact equity capital, but are not recognized in earnings, they can inappropriately distort this ratio for purposes of making compensation determinations.

•
For example, under GAAP, an unrealized loss recognized in equity capital but not recognized in earnings has the impact, all other factors being equal, of increasing the ratio of earnings to equity capital. Adjusted ROE addresses this by increasing equity capital by the amount of the unrealized loss, allowing for a non-GAAP calculation of a ratio using internally consistent earnings and equity capital amounts.

•
Conversely, under GAAP, an unrealized gain recognized in equity capital but not recognized in earnings has the impact, all other factors being equal, of decreasing the ratio of earnings to equity capital. Adjusted ROE addresses this by decreasing equity capital by the amount of the unrealized gain, allowing for a non-GAAP calculation of a ratio using internally consistent earnings and equity capital amounts.

The Committee believes that Adjusted ROE provides an appropriate measure of financial performance for a company like Redwood, whose primary source of earnings is income from investments in residential mortgage loans and other real estate-related assets, as well as from residential mortgage banking activities. It is also a performance metric that, over the long-term, is correlated with long-term stockholder returns. Adjusted ROE is reconciled to ROE determined in accordance with GAAP for the years 2011 through 2016 in Annex A to this Proxy Statement.

Financial Performance Target for 2016 Annual Bonuses. For 2016, the Committee (in consultation with, and taking into account input from, management, FW Cook, and the Board of Directors) reviewed the process used in determining the company performance component of annual bonuses for executive officers. The Committee decided to continue its practice of using an Adjusted ROE financial performance target determined at the beginning of each year based on a risk-free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year). This decision continued to be premised, as it was in 2015, in large part on the nature of Redwood’s business model, which has had a significant focus on investing in residential mortgage loans and other real-estate related loans and debt instruments. Returns that Redwood can earn on new investments in residential mortgage loans and other real-estate related loans and debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of loans and debt instruments (which rates depend on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate.
The decision to use a target based on a risk-free interest rate plus an incremental premium was also premised on the fact that management believes that investors focused on investing in companies like Redwood also compare return on equity to risk-free rates of return in evaluating Redwood’s financial performance and that the Adjusted ROE financial performance target should take into account stockholders’ return and dividend yield expectations. As a result, the Committee also reviewed recent and historical dividend yields on Redwood’s common stock and determined a range of incremental premiums above the risk-free rate that would be consistent with those yields.
In addition to its review of market returns Redwood could earn on new investments and the level of Adjusted ROE financial performance necessary to meet stockholders’ return and dividend yield expectations, the Committee reviewed the level of Adjusted ROE performance necessary to support the payment of regular dividends in accordance with the Board of Directors’ annual dividend policy. As a result of this review, the Committee determined that the Adjusted ROE financial performance target should not be lower than the level commensurate with earnings equal to the Board’s annual dividend policy for 2016.
The Committee believes that setting an Adjusted ROE performance target at an appropriate level above the risk-free interest rate (by adding the incremental premium to the risk-free interest rate) establishes an incentive for executives to achieve attractive financial performance for Redwood (and aligns the interests of executives and stockholders in seeking this level of financial performance), without exposing Redwood to inappropriate risk. If risk-free interest rates were to rise significantly in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be increased in recognition of the fact that accomplishing the same financial performance in a higher interest rate environment might only require lower risk investments. Conversely, if risk-free interest rates were to decline in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be lowered in recognition of the fact that reaching for the same financial performance in a lower interest environment would necessitate taking greater investment or other risks. Overall, the Committee believes that the use of a performance target that varies from year to year provides the ability to adjust compensation incentives in a manner consistent with Redwood’s business model and the market environment in which Redwood operates.
Following this process for determining company performance bonuses, and after consultation with FW Cook, the Committee determined that: (i) with respect to the 2016 financial performance target, the risk-free interest rate for this purpose should be 1.50%, which represented the average interest rate during the prior two calendar years on five-year U.S. Treasury obligations (after rounding to the nearest 0.25%), with the five-year risk-free interest rate being used because it has generally corresponded to the weighted average duration of investments historically made by Redwood; (ii) with respect to 2016 company performance bonuses for NEOs, target bonus amounts would be earned if Adjusted ROE equaled 8.75%, which represented a level of financial performance commensurate with earnings equal to the Board of Directors' annual dividend policy for 2016; and (iii) with respect to 2016 company performance bonuses for NEOs, no bonuses would be earned if Adjusted ROE was 4.75% or less; bonuses below or at the target bonus amounts would be earned if Adjusted ROE was between 4.75% and 8.75%; and bonuses in excess of the target bonus amounts would not be earned unless Adjusted ROE was more than 8.75%.
The use of an initial performance threshold of greater than 4.75% Adjusted ROE for the payment of any portion of target company performance bonuses represents a determination by the Committee that financial performance below that threshold is not above the risk-free interest rate by a significant enough margin to merit payment of any portion of this component of annual bonuses. The payment of target company performance bonuses or a portion of target company performance bonuses for Adjusted ROE in the range between 4.75% and 8.75% reflects the determination by the Committee that financial performance within this range merits payment of below-target or target company performance bonuses as Adjusted ROE increases above the initial performance threshold to 8.75%.
The Committee also determined that for Adjusted ROE in excess of 8.75%, subject to the maximum total bonus for each NEO noted below, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that the total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%.
Additionally, the Committee determined prior to the end of the first quarter of 2016 that individual performance in 2016 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Earned for 2016 — Individual Performance Component of 2016 Annual Bonuses.” As in past years, during 2016 these individual factors and goals were subject to adjustment when circumstances warranted, at the discretion of the Committee. For 2016, the individual performance component of annual bonuses could be earned up to 200% of the target amount depending on the Committee’s assessment of individual performance, subject to adjustment at the discretion of the Committee.
The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2016 would continue to be $5 million for each of Mr. Hughes, Mr. Abate, and Mr. Nicholas and $3 million for each of the other NEOs. These maximum amounts were determined after consultation with FW Cook, and were considered appropriate based on each NEO’s position, responsibilities, required level of performance to reach the maximum, and competitive considerations.

NEOs' 2016 Target Annual Bonus Amounts. In addition, the Committee made determinations, after consultation with FW Cook, with respect to each NEO's target annual bonus (expressed as a percentage of 2016 base salary) as follows:

Current Executive Officers

•
Mr. Hughes and Mr. Stone. In December 2015, the Committee determined that the 2016 target bonus percentages for Mr. Hughes and Mr. Stone would remain the same as they were for 2015, at 175% and 110% of base salary, respectively.

•	Mr. Abate. In December 2015, the Committee determined that the 2016 target bonus percentage for Mr. Abate would be increased from 115% for 2015 to 140% for 2016.

◦	The increase for Mr. Abate was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

◦
As noted above, effective July 1, 2016, Mr. Abate was promoted to be Redwood's President and Chief Financial Officer. Mr. Abate's 2016 target bonus percentage was increased at that time from 140% to 150% of actual base salary paid for full-year 2016, as approved by the Committee, to reflect his increased role and responsibilities.

•
Mr. Stern. As noted above, effective September 1, 2016, Mr. Stern was promoted to be Redwood's Chief Investment Officer. Mr. Stern's 2016 target bonus percentage was designated by the Committee at 125% of actual base salary paid for full-year 2016 to reflect his increased role and responsibilities.

Former Executive Officers

•	Mr. Nicholas and Mr. Matera. In December 2015, the Committee determined that the 2016 target bonus percentages for Mr. Nicholas and Mr. Matera would remain the same as they were for 2015.

The table below sets forth the 2016 target annual bonuses that were established for each NEO.

NEO	2016 Base Salary (per annum)	2016 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2016 Target Annual Bonus ($)	Individual Performance Component of 2016 Target Annual Bonus ($)	Total 2016 Target Annual Bonus ($)
Current Executive Officers
Mr. Hughes, Chief Executive Officer	$750,000	175%	$984,375	$328,125	$1,312,500
Mr. Abate, President and Chief Financial Officer
January 1 - June 30, 2016	$475,000	150%	$267,188	$89,063	$356,250
July 1 - December 31, 2016	$550,000	150%	$309,375	$103,125	$412,500
Total - Mr. Abate			$576,563	$192,188	$768,750
Mr. Stern, Chief Investment Officer
January 1 - August 31, 2016	$300,000	125%	$187,500	$62,500	$250,000
September 1 - December 31, 2016	$375,000	125%	$117,188	$39,062	$156,250
Total - Mr. Stern			$304,688	$101,562	$406,250
Mr. Stone, Executive Vice President and General Counsel	$375,000	110%	$309,375	$103,125	$412,500
Former Executive Officers
Mr. Nicholas, Former President	$600,000	165%	$742,500	$247,500	$990,000
Mr. Matera, Former Chief Investment Officer	$500,000	140%	$525,000	$175,000	$700,000

Form of Payment of 2016 Performance-Based Annual Bonuses. At its meeting in March 2016, the Committee decided, after consultation with FW Cook, to continue an existing practice that if the performance-based annual bonuses earned by NEOs for 2016 exceeded two times the 2016 target annual bonus designated for that NEO, the excess portion would not be paid fully in cash, but would instead be paid 50% in cash and 50% in in the form of vested DSUs with a mandatory three-year holding period. Under this formula, as an NEO’s annual bonus increases above two times target, an increasingly smaller percentage of that bonus is paid in cash. Payment of annual bonus amounts in this manner invests a greater portion of NEOs’ annual bonuses in Redwood's future financial performance, which the Committee believes supports the alignment of executive and stockholder interests. In 2016, no NEO's total performance-based annual bonus exceeded two times his 2016 target annual bonus. As a result, this practice and formula did not apply in 2016.

Performance-Based Annual Bonuses Earned for 2016

Annual performance-based bonuses earned by NEOs for 2016 consisted of both a company performance component and an individual performance component. A further discussion of each of these components is set forth below.

Company Performance Component of 2016 Annual Bonuses.  Redwood’s Adjusted ROE for 2016 was 12.5%. Accordingly, the company performance component of annual bonuses earned for 2016 was above the target amount, as set forth in the table below.

NEO(1)	Company Performance Component of 2016 Target Annual Bonus ($)	% of Company Performance Component Earned	2016 Company Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$984,375	232%	$2,282,352
Mr. Abate, President and Chief Financial Officer	$576,563	232%	$1,336,806
Mr. Stern, Chief Investment Officer	$304,688	232%	$706,442
Mr. Stone, Executive Vice President and General Counsel	$309,375	232%	$717,311

(1)
Mr. Nicholas departed from employment with Redwood as President on July 1, 2016 and Mr. Matera departed from employment with Redwood as Executive Vice President, Commercial Investments and Finance on May 1, 2016. As a result, neither Mr. Nicholas nor Mr. Matera received a 2016 annual bonus.

Individual Performance Component of 2016 Annual Bonuses.  For 2016, the individual performance components of annual bonuses were determined after a review of each NEO’s individual achievements and contributions to the collective achievements of the senior management team, as well as competitive considerations. The Committee reviewed the individual performance of each NEO, which included a review of each NEO’s self-assessment and the assessment by Mr. Hughes of the other NEOs. Among other factors, the Committee considered each NEO’s contribution to the achievement of the company-wide goals noted below in assessing each NEO’s individual performance for 2016. With respect to each of these goals, the Committee took into account various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment (presented in italics after each listed goal). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive qualitative review.

Goal:  Continue to maintain and build on the strength of the Redwood brand in the residential mortgage banking business and generate strong business results from residential mortgage banking activities by expanding whole-loan distribution channels and opportunistically sponsoring residential mortgage-backed securitization transactions when market conditions warrant — the Committee evaluated achievement of this goal in the context of various factors, including that during 2016 Redwood: continued to acquire a significant volume of jumbo residential mortgage loans and generate strong results through its residential mortgage banking activities; introduced an expanded prime jumbo loan acquisition program, creating new business and investment opportunities for Redwood and its business counterparties; and successfully pivoted between whole-loan sales and securitization transactions to achieve best execution on loan sales.

Goal:  Continue to generate strong performance from Redwood’s residential investment portfolio by: effectively using attractive Federal Home Loan Bank (FHLB) financing for investments in residential mortgage loans, deploying excess capital into new residential mortgage-related investments, and expanding other non-jumbo residential mortgage loan credit risk investment opportunities — the Committee evaluated achievement of this goal in the context of various factors, including that during 2016 Redwood: successfully positioned its

FHLB-member subsidiary, in advance of the implementation of a regulatory change impacting its long-term membership in the FHLB, to best benefit from the “grandfathering” provisions of that regulatory change; continued to make significant new investments in residential mortgage-backed securities (RMBS) and other non-jumbo residential mortgage loan credit risk investments; participated in structuring, and invested in, innovative portfolio credit risk transfers relating to residential mortgage loans; and continued to engage in constructive dialogue with government sponsored enterprises (GSEs), including Fannie Mae and Freddie Mac, and other private sector counterparties regarding new credit risk transfer opportunities.

Goal:  Effectively reposition Redwood's commercial mortgage loan origination business and manage related financial and operational risks, including through: the successful sale of Redwood's inventory of senior commercial mortgage loans; prudent management and oversight of Redwood's commercial mezzanine loan portfolio; and opportunistic investment in multi-family commercial mortgage-backed securities (multi-family CMBS) — the Committee evaluated achievement of this goal in the context of various factors, including that during 2016 Redwood: successfully disposed of its $76.3 million commercial senior loan inventory promptly following the determination to reposition Redwood’s commercial loan origination business and thereby eliminated capital markets-related risk associated with holding those loans; following review, successfully executed the sale of a $218 million commercial mezzanine loan portfolio at attractive prices, thus enhancing Redwood’s focus on its core residential business; and invested $73.5 million in multi-family CMBS.

Goal:  Optimize operational functions following restructuring of conforming residential mortgage banking activities by reducing corporate operating expenses, continuing to improve enterprise-wide risk management, leveraging technology services to enhance efficiency and manage risk, and, following restructuring, maintaining a disciplined, consistent, and integrated corporate culture across company locations based on effective human resources management and internal talent development — the Committee evaluated achievement of this goal in the context of various factors, including that during 2016 Redwood: rationalized operational headcount and expenses, meaningfully reducing its run rate for regular quarterly operating expenses while retaining and promoting strong performers; maintained effective enterprise-wide risk management, including through an increased focus on mitigating information technology and business continuity-related risks; and ensured maintenance of strong corporate culture across multiple office locations through increased “town-hall” office meetings, and more effective use of corporate intranet resources, employee training, employee surveys, and forums for employee feedback.

Goal:  Enhance outreach efforts to investors, business counterparties, policymakers, and other stakeholders to further their understanding of: Redwood’s business model and operating results; Redwood's presence as a capital markets counterparty; Redwood's structuring expertise and appetite for credit risk investments; and Redwood's role in the evolving housing finance system and residential mortgage market — the Committee evaluated achievement of this goal in the context of various factors, including that during 2016 Redwood: enhanced investor relations outreach, including by responding to requests to publish a non-GAAP core earnings metric; maintained Redwood’s reputation as a reliable counterparty in the residential mortgage banking business; continued to advocate for, and lead in, efforts to re-establish a more robust market for private-label residential mortgage-backed securities; and regularly engaged with Federal policymakers regarding the residential mortgage finance system, thus continuing to position Redwood as a leader in the post-financial-crisis development of the role of private capital in housing finance.

Based on its review, the Committee determined the individual performance component of annual bonuses for each NEO for 2016, as set forth in the table below.

NEO(1)	Individual Performance Component of 2016 Target Annual Bonus ($)	% of Individual Performance Component Earned	2016 Individual Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$328,125	100%	$328,125
Mr. Abate, President and Chief Financial Officer	$192,188	100%	$192,188
Mr. Stern, Chief Investment Officer	$101,563	100%	$101,563
Mr. Stone, Executive Vice President and General Counsel	$103,125	100%	$103,125

(1)
Mr. Nicholas departed from employment with Redwood as President on July 1, 2016 and Mr. Matera departed from employment with Redwood as Executive Vice President, Commercial Investments and Finance on May 1, 2016. As a result, neither Mr. Nicholas nor Mr. Matera received a 2016 annual bonus.

2016 Long-Term Equity-Based Incentive Awards

Equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to Redwood's management, growth, and profitability are eligible to receive long-term equity-based awards. The Committee oversees the issuance of these awards to NEOs. The Committee, in consultation with FW Cook, determines the types and sizes of awards granted based upon a number of factors, including the NEO’s position, responsibilities, total compensation level, individual and company financial performance, competitive factors, and market-based benchmarks. The Committee also takes into consideration each NEO’s past awards and outstanding awards.

The Committee’s normal practice is to make long-term equity-based awards to NEOs at the regularly scheduled fourth quarter meeting of the Committee, which for 2016 occurred on December 14, 2016. The date of this meeting was determined more than six months in advance as part of the normal scheduling process for the Committee. On December 14, 2016, the Committee made 2016 year-end long-term equity-based awards to NEOs in two forms: DSUs and PSUs, the key terms of which are summarized below.

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The DSUs granted on December 14, 2016 will vest over four years, with 25% vesting on January 31, 2018, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2018), with full vesting occurring on December 13, 2020. Shares of Redwood common stock underlying these DSUs will be distributed to the recipients not earlier than December 13, 2020 and not later than December 31, 2020, unless electively deferred under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined as a targeted dollar amount, divided by the closing price of Redwood’s common stock on the grant date.

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The PSUs granted on December 14, 2016 are performance-based equity awards which provide for vesting of 0% to 200% of the target number of PSUs granted, with the target number of PSUs granted adjusted to reflect the value of any dividends declared on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December

13, 2019) based on four different two-year TSR performance measurement periods and continued employment through December 13, 2019. The Committee determined to refine certain structural elements of the PSUs granted in December 2016 compared to previous years, as summarized in the table below.

Structural Elements of 2016 PSUs
Key Element of PSU Structure	Changes Made	Explanatory Notes
Vesting period	No change	PSUs generally continue to require continuous employment during a three-year vesting period
Performance-based vesting metric	No change	PSUs continue to use TSR as a performance-based vesting metric
Performance-based measurement period	Refined structure PSUs continue to measure TSR over a three-year period; however, they no longer rely on a single point-to-point TSR measurement
PSUs maintain focus on TSR over a three-year period, but the use of four staggered measurement periods reduces the potential for idiosyncratic results and better aligns performance-based vesting with stockholder returns during the three-year vesting period

Instead, TSR is measured over four staggered two-year performance measurement periods within the three-year vesting period (as illustrated in the diagram below)
Performance vesting thresholds: 0% vesting Target vesting Maximum vesting (200% of target)
Equivalent thresholds for refined structure
The previous three-year target performance threshold has been annualized to provide an equivalent target for each staggered two-year performance measurement period
Shift to staggered two-year TSR measurement periods results in formulaic change to performance vesting thresholds; but on an annualized basis, performance thresholds remain equivalent
0% and maximum vesting thresholds have been annualized to two-year equivalents
Share price measurement period	Extended share price measurement period Beginning and ending share price measurement periods increased to 60-day average closing price from 40-day average	The use of a 60-day average closing price reduces the potential for idiosyncratic results
As illustrated in the diagram below, for purposes of measuring TSR over a three-year vesting period, the PSUs granted in 2016 are divided into four tranches with staggered two-year performance measurement periods beginning on: the grant date; the three month anniversary of the grant date; the six month anniversary of the grant date; and the nine month anniversary of the grant date, respectively.
Vesting Period for 2016 PSUs

Performance-based vesting of each tranche is based on total stockholder return (TSR) over the respective two-year performance measurement period, as follows:

2-Year TSR	Percentage of Performance-Vesting*
≤0%	0%
0 – 16.00%	0 – 100%
16.00 – 71.75%	100 – 200%
≥71.75%	200%

* If 2-Year TSR is between 0% and 16.00%, or 16.00% and 71.75%, then between 0% and 100%, or between 100% and 200%, respectively, of the PSUs will performance-vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages.

Under the terms of the PSUs, “two-year cumulative TSR” for a performance measurement period is defined as the percentage by which the Per Share Price (defined below) as of the last day of that performance measurement period, adjusted to reflect the payment of all cash dividends paid on Redwood common stock during the two-year period, has increased or decreased relative to the Per Share Price as of the first day of that performance measurement period. “Per Share Price” is defined as the average of the closing prices of a share of Redwood common stock on the NYSE during the prior 60 consecutive trading days.
The TSR performance thresholds for determining the percentage of performance-vesting of the underlying shares of Redwood common stock were determined by the Committee based on its determination that the 16% target level of two-year cumulative TSR at which 100% performance-vesting occurs represents an attractive return for investors, with the minimum and maximum performance thresholds also reflecting an appropriate level of vesting for the related level of cumulative TSR over the performance measurement period.
As noted above, compared to the PSUs granted in December 2015, the previous three-year TSR performance thresholds have been annualized to provide for an equivalent cumulative TSR target of 16% for each staggered two-year performance measurement period. For example, for PSUs granted in December 2015, 100% performance-vesting would occur if three-year cumulative TSR equals 25%, which, on an annualized basis, is equivalent to a 16% two-year cumulative TSR. On this basis, the Committee determined that each tranche of the PSUs granted in December 2016 would performance-vest at 100% of the target number of PSUs if two-year cumulative TSR equals 16% (i.e., the same relative performance threshold, adjusted to reflect the shorter performance measurement period).
Generally, in order to fully vest in the PSUs, the executive must remain in continuous employment until December 13, 2019. Vested shares of Redwood common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2019, unless electively deferred. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs.
At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year vesting period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates.
After the vesting of these PSUs in December 2019 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend.

The terms of the DSUs and PSUs granted on December 14, 2016 are established under a deferred stock unit award agreement or performance stock unit award agreement, as applicable, and Redwood’s 2014 Incentive Plan. These terms include provisions relating to dividend equivalent rights, forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control. Other than the changes described in the table above, the terms of the DSUs and PSUs granted on December 14, 2016 are generally consistent with the terms of the DSUs and PSUs awarded to NEOs in December 2015.

NEOs' 2016 Long-Term Equity Awards. The Committee made determinations, after consultation with FW Cook, with respect to each NEO's 2016 long-term equity-based incentive awards as follows:

Current Executive Officers

•
Mr. Hughes. In December 2016, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards to Mr. Hughes would be increased from $2.25 million in 2015 to $2.5 million in 2016, divided between $1.25 million in DSUs and $1.25 million in PSUs.

◦	The increase for Mr. Hughes was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

•
Mr. Abate. In December 2016, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards to Mr. Abate would be increased from $1.1 million in 2015 to $1.35 million in 2016, divided between $675,000 in DSUs and $675,000 in PSUs.

◦	The increase for Mr. Abate was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

◦
As noted above, effective July 1, 2016, Mr. Abate was promoted to be Redwood's President and Chief Financial Officer. At that time, Mr. Abate was granted a DSU award with a grant date fair value of $300,000, as approved by the Committee, to reflect his increased role and responsibilities.

•
Mr. Stern. In December 2016, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards to Mr. Stern would be $500,000 in 2016, divided between $250,000 in DSUs and $250,000 in PSUs.

◦
As noted above, effective September 1, 2016, Mr. Stern was promoted to be Redwood's Chief Investment Officer. At that time, Mr. Stern was granted a DSU award with a grant date fair value of $200,000, to reflect his increased role and responsibilities.

•
Mr. Stone. In December 2016, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards to Mr. Stone would be increased from $700,000 in 2015 to $800,000 in 2016, divided between $400,000 in DSUs and $400,000 in PSUs.

◦	The increase for Mr. Stone was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

Former Executive Officers

•	Mr. Nicholas and Mr. Matera. Due to their departure from employment with Redwood during 2016, neither Mr. Nicholas nor Mr. Matera received a 2016 long-term equity-based award.

The Committee, in consultation with FW Cook, made its determinations of the types and sizes of awards granted based upon its review of factors including each NEO’s position, responsibilities, total compensation level, individual and company financial performance, competitive factors, and market-based benchmarks. The Committee also reviewed each NEO’s past awards and outstanding awards.

The number and grant date fair value of DSUs and PSUs comprising the 2016 long-term equity-based awards granted to each NEO in December 2016 are set forth in the table below:

	Deferred Stock Units (“DSUs”)(1)		Performance Stock Units (“PSUs”)(1)
NEO(2)	#	Aggregate Grant Date Fair Value(4)	#	Aggregate Grant Date Fair Value(4)
Mr. Hughes, Chief Executive Officer	81,807	$1,250,011	94,410	$1,249,988
Mr. Abate, President and Chief Financial Officer (3)	44,176	$675,009	50,981	$674,988
Mr. Stern, Chief Investment Officer (3)	16,361	$249,996	18,882	$249,998
Mr. Stone, Executive Vice President and General Counsel	26,178	$400,000	30,211	$399,994

(1)
The value of dividend equivalent rights associated with DSUs and the value of any increase in the target number of PSUs to reflect dividends paid during the performance period were taken into account in establishing the grant date fair value of these DSUs and PSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, dividend equivalent right payments and any increase in the target number of PSUs to reflect dividends paid during the performance period are not considered part of the compensation or other amounts reported above in the table of non-employee director compensation under “Director Compensation,” reported below in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation,” or reported below under “Executive Compensation Tables — Grants of Plan-Based Awards.”

(2)
Mr. Nicholas departed from employment with Redwood as President on July 1, 2016 and Mr. Matera departed from employment with Redwood as Executive Vice President, Commercial Investments and Finance on May 1, 2016. As a result, neither Mr. Nicholas nor Mr. Matera received a 2016 long-term equity-based award.

(3)
With respect to Mr. Abate and Mr. Stern, in addition to the long-term equity-based awards granted in December 2016 (set forth above), at the time of their promotions to President and Chief Investment Officer, respectively, the Committee determined, after consultation with FW Cook, to grant DSU awards to Mr. Abate and Mr. Stern in connection with their promotions, as set forth below, with each grant subject to a four-year vesting period.

	DSUs(1)
2016 Promotion Awards	#	Aggregate Grant Date Fair Value(4)
Mr. Abate, President and Chief Financial Officer	20,675	$300,000
Mr. Stern, Chief Investment Officer	13,986	$200,000

(4)	Determined at the time the grant was made in accordance with FASB Accounting Standards Codification Topic 718.

Mandatory Holding Periods for 2016 Long-Term Equity-Based Incentive Awards

All long-term equity-based incentive awards granted to NEOs during 2016 are subject to a mandatory holding period of no less than three years, as described below.

DSUs Granted in 2016.  The DSUs granted to NEOs in December 2016 and the promotional awards granted to Mr. Abate and Mr. Stern during 2016 have the four-year vesting schedule described above on page 49 within this CD&A under the heading “2016 Long-Term Equity-Based Incentive Awards.” Notwithstanding this vesting schedule, while continuously employed, the NEOs are subject to a mandatory four-year holding period with respect to these DSU awards, with the result that these DSU awards are not scheduled to be distributed to recipients in shares of Redwood common stock until four years following the respective grant dates (i.e., in 2020).

PSUs Granted in December 2016.  The PSUs granted to NEOs in December 2016 have the three-year vesting schedule described above on pages 49 – 51 within this CD&A under the heading “2016 Long-Term Equity-Based Incentive Awards.” For NEOs receiving these awards, while continuously employed, if any of these PSUs vest, they are not scheduled to be distributed to recipients in shares of Redwood common stock until December 13, 2019.

Section III - Other Compensation Plans and Benefits

➢	Deferred Compensation

➢	Employee Stock Purchase Plan

➢	401(k) Plan and Other Matching Contributions

➢	Other Benefits

➢	Severance and Change of Control Arrangements

Deferred Compensation

Under Redwood’s Executive Deferred Compensation Plan, NEOs (and other eligible officers of Redwood) may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on DSUs and vested PSUs and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted under Redwood’s 2014 Incentive Plan are deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the participant in the Plan at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the participant’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon deferral elections.

Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS. As an example, for December 2016, 120% of the long-term applicable federal rate was 2.68% per annum. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts on the deferral date. The ability of participants to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for use to Redwood at a cost that is generally below its normal cost of capital.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and Redwood’s 401(k) plan (discussed below) are limited to 6% of base salary. Participants are fully vested in all prior and all new matching payments after six years of employment. Redwood believes the Executive Deferred Compensation Plan provides a vehicle for executive officers and other participants to plan for retirement and tax planning flexibility.

Employee Stock Purchase Plan

Redwood offers all eligible employees (including NEOs) the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of Redwood's common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment.

401(k) Plan and Other Matching Contributions

Redwood offers a tax-qualified 401(k) plan to all employees (including NEOs) for retirement savings. Under this plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2016, was $18,000 for those under 50 years of age and $24,000 for those 50 years of age or older). Contributions can be invested in a diversified selection of mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, Redwood also provides a matching contribution of 50% of employees’ 401(k) plan contributions, provided that matching contributions to the 401(k) plan are limited to the lesser of 4% of an employee’s cash compensation or, in 2016, $9,000. Employees are fully vested in all prior and all new matching contributions after six years of employment.

As noted above, total matching payments made to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) plan) are limited to 6% of base salary.

Other Benefits

Redwood currently provides all employees (including NEOs) with certain other health and welfare benefits consisting of: medical, dental, vision, disability, and life insurance, a disability income continuation program (which can supplement disability insurance payments), an employee assistance program (which is a standard package of assistance benefits such as counseling and legal and financial consultation and referral services), a fitness-related activity reimbursement program, and a flexible spending account program. The provision of these types of benefits is important in attracting and retaining employees. These plans are available to all eligible employees on a substantially similar basis. During 2016, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

Severance and Change of Control Arrangements

Certain of Redwood’s NEOs have entered into employment agreements with Redwood, which provide for severance payments and vesting of equity-related awards in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” These employment agreements also provide for payments and vesting of equity-related awards in the event of the executive’s death or disability.

In the event of a “change of control,” these agreements provide for vesting of equity-related awards only after a “double trigger” - meaning that no awards would vest unless the executive is terminated without “cause” or terminates his employment with “good reason.”

In addition, if the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, then the equity-related awards will vest in full. These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

With respect to outstanding PSUs granted in December 2014 and December 2015, in the event of a "change of control," the share price paid in connection with the change of control will be used as the ending Per Share Price (as described above under the heading "2016 Long-Term Equity-Based Incentive Awards") when calculating total stockholder return to determine the vesting of outstanding PSU awards, with no adjustment made to reflect the shorter performance period due to the change of control. For PSUs granted in December 2016, the share price paid in connection with the change of control will be used as the ending Per Share Price, but total stockholder return performance goals will be annualized to reflect the number of days completed in the performance-measurement period (from the first day of the period through the closing date of the change of control).

The various levels of post-termination benefits for each of the NEOs were determined by the Committee to be appropriate based on that executive’s duties and responsibilities with Redwood and were the result of arm’s-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of the executive severance and change of control arrangements that were in place during 2016 are described in more detail below under “Potential Payments upon Termination or Change of Control.”

As noted above on page 38 within this CD&A under the heading "Elements of Compensation in 2016," two former executive officers, Mr. Nicholas and Mr. Matera, in connection with their departure from employment with Redwood during 2016, became entitled to severance payments, vesting of certain equity-related awards, and other post-termination benefits under the termination without “cause” provisions of their respective executive employment agreements with Redwood. In particular, Mr. Nicholas' employment agreement provided for a cash severance payment in the amount of $1,951,233 and Mr. Matera's employment agreement provided for a cash severance payment in the amount of $1,166,667. Their respective employment agreements and equity award agreements also provided for vesting of all outstanding equity-based awards with time-based vesting, and all outstanding equity-based awards with performance-based vesting remain outstanding and eligible to vest based on the relevant performance goals and based on a reduced number of target shares adjusted on a pro-rata basis to reflect the number of days of employment completed by each executive during the relevant performance periods. Additional information relating to the severance benefits provided to Mr. Nicholas and Mr. Matera is included below on pages 77 – 78 of this Proxy Statement under the heading "Potential Payments upon Termination or Change of Control" and on pages 63 – 65 of this Proxy Statement in the Summary Compensation Table.

Redwood does not provide for excise tax gross-ups for change-in-control severance payments.  Redwood does not have any employment agreements in place with any executive (or any other employee) that provide for an excise tax gross-up, whether under Section 280G of the Internal Revenue Code of 1986, as amended (the Code) or otherwise. The Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

Section IV - Compensation-Related Policies and Tax Considerations

➢	Mandatory Executive Stock Ownership Requirements

➢	Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares

➢	Clawback Policy with Respect to Bonus and Incentive Compensation

➢	Tax Considerations

➢	Accounting Standards

Mandatory Executive Stock Ownership Requirements

As described on pages 9 – 10 of this Proxy Statement under the heading “Stock Ownership Requirements — Required Stock Ownership by Executive Officers,” the Committee maintains mandatory stock ownership requirements with respect to Redwood’s executive officers, which the Committee believes foster long-term alignment between executives and stockholders. The Committee conducts a review of the executive stock ownership requirements each year.

Mandatory Executive Stock Ownership Requirements

•
The Chief Executive Officer, the President, and the other executive officers are required to own stock with a value at least equal to (i) six times current salary in the case of the Chief Executive Officer, (ii) three times current salary in the case of the President, and (iii) two times current salary in the case of the other executive officers;

•
Executive officers are allowed three years to attain the required level of ownership and three years to acquire additional incremental shares if promoted to a position with a higher ownership requirement or when a salary increase results in a higher ownership requirement (if not in compliance at the compliance deadlines, the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);

•
All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and vested shares held pursuant to other employee plans; and

•	For purposes of determining compliance, the purchase or acquisition price is used as the value of shares held.
As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these requirements either due to ownership of the requisite number of shares or because the time period during which the executive officer is permitted to attain the required level of ownership had not expired.

Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares

Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of the purchase of securities issued by Redwood, may not use margin accounts to hold Redwood securities, may not pledge or otherwise use as collateral securities issued by Redwood, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood (including short sales or transactions in puts, calls, or other derivative securities). The Committee believes these proscribed activities would be inconsistent with the purposes and intent of Redwood's stock ownership requirements.

Clawback Policy with Respect to Bonus and Incentive Compensation

Redwood continues to maintain a “clawback” policy with respect to bonus, equity, and other incentive payments made to any executive officer whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to those executive officers.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to Redwood’s chief executive officer and Redwood’s three other most highly compensated executive officers employed at the end of the year other than the chief financial officer. However, certain performance-based compensation paid pursuant to a compensation plan that has been approved by stockholders (such as Redwood’s 2014 Incentive Plan) is excluded from the $1,000,000 limit if, among other requirements, the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Redwood has elected to be taxed as a REIT under the Code and generally is not subject to federal income taxes, provided it distributes to stockholders at least 90% of taxable income each year. As a result of Redwood’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by Redwood.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation levels and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor considered by the Committee, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to provide significant amounts of compensation to executive officers that are not fully tax deductible to Redwood because, for example, the compensation amounts are consistent with its philosophy and are in Redwood’s best interests, and the lack of full deductibility of the compensation amounts is not significant enough to Redwood (including, among other reasons, as a result of its structure as a REIT) to outweigh the compensation benefits to Redwood.

Accounting Standards

ASC Topic 718 requires Redwood to calculate the grant date “fair value” of stock-based awards using a variety of assumptions. ASC Topic 718 also requires Redwood to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, restricted stock units and performance units under equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to align appropriately the accounting expense of equity awards with Redwood's overall executive compensation philosophy and objectives.

Section V - Conclusion

➢	Certain Compensation Determinations Relating to 2017

➢	Compensation Committee Report

Certain Compensation Determinations Relating to 2017

In accordance with its normal practice, at its meeting in December 2016, the Committee made certain decisions relating to the NEOs’ 2017 base salaries and 2017 targets for performance-based annual bonuses, as further described below. The Committee retains the discretion to make adjustments to these decisions prior to its annual year-end review in December 2017, although it does not currently contemplate any adjustments during 2017.

2017 Base Salaries.  In accordance with its above-described policy and practice relating to base salaries (see discussion above on page 41 within this CD&A under the heading “2016 Base Salaries”), the Committee reviewed the base salaries of the current executive officers for 2017. Effective as of January 1, 2017, the only NEO base salary that was changed from the 2016 year-end level was Mr. Stone’s, which was increased from $375,000 to $400,000.

2017 Targets for Performance-Based Annual Bonuses.  In accordance with its above-described policy and practice relating to target annual bonuses (see discussion above on pages 41 – 46 within this CD&A under the heading “2016 Performance-Based Annual Bonus Compensation”), the Committee established a 2017 target annual bonus for each current executive officer and determined that the 2017 target annual bonuses for current executive officers would continue to be weighted 75% based on company financial performance (as measured by Adjusted ROE) and 25% based on individual performance.

The table below sets forth the 2017 target annual bonuses for each current executive officer. The target annual bonus percentage for each current executive officer remained at the 2016 year-end level.

Current Executive Officers	2017 Base Salary	2017 Target Annual Bonus (%)	Change from 2016 Target Annual Bonus Percentage (%)(1)	Company Performance Component of 2017 Target Annual Bonus ($)	Individual Performance Component of 2017 Target Annual Bonus ($)	Total 2017 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$750,000	175%	—%	$984,375	$328,125	$1,312,500
Mr. Abate, President and Chief Financial Officer	$550,000	150%	—%	$618,750	$206,250	$825,000
Mr. Stern, Chief Investment Officer	$375,000	125%	—%	$351,563	$117,188	$468,750
Mr. Stone, Executive Vice President and General Counsel	$400,000	110%	—%	$330,000	$110,000	$440,000

(1)
Amounts set forth in the table under “Change from 2016 Target Annual Bonus Percentage (%)” reflect the increase, if any, in the 2017 Target Annual Bonus (%) from the 2016 Target Annual Bonus (%) in effect for each NEO at the end of 2016.

2017 Maximum Total Annual Bonuses. The Committee also determined that the maximum sum of the two annual bonus components (i.e., the maximum total annual bonus) for 2017 will be $5 million for each of Mr. Hughes and Mr. Abate, and $3 million for each of the other current executive officers.

Form of Payment of 2017 Performance-Based Annual Bonuses. As described above, the Committee’s practice in recent years has been that if the performance-based annual bonuses earned by an NEO exceeded two times the target annual bonus designated for that NEO, the excess portion would not be paid fully in cash, but would instead be paid 50% in cash and 50% in in the form of vested DSUs with a mandatory three-year holding period.
For 2017, the Committee determined to modify this practice with respect to the CEO by further reducing the portion of any above-target annual bonus paid in cash. Accordingly, for 2017, if the CEO’s performance-based annual bonus exceeds his target annual bonus for 2017, any amount in excess of the target amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period. For other NEOs, the existing practice with continue in 2017.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and Executive Summary of Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis and Executive Summary of Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair
Richard D. Baum
Karen R. Pallotta
Jeffrey T. Pero

Executive Compensation Tables
Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2016, 2015, and 2014, as applicable. Titles shown in the table are those held by the NEOs on December 31, 2016.

Current Executive Officers

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation(3)	Total
Marty Hughes, Chief Executive Officer (4)	2016	$750,000	$2,499,999	$2,610,477	$45,000	$5,905,476
	2015	$750,000	$2,249,986	$1,303,517	$45,000	$4,348,503
	2014	$725,000	$2,999,976	$1,500,398	$43,500	$5,268,874

Christopher J. Abate, President & Chief Financial Officer (5)	2016	$512,500	$1,649,992	$1,528,994	$28,500	$3,719,986
	2015	$425,000	$1,099,986	$546,499	$25,500	$2,096,985
	2014	$400,000	$999,980	$453,032	$24,000	$1,877,012

Shoshone A. Stern, Chief Investment Officer (6)	2016	$325,000	$1,099,985	$808,005	$18,750	$2,251,740

Andrew P. Stone, General Counsel	2016	$375,000	$799,993	$820,436	$22,500	$2,017,929
	2015	$375,000	$699,982	$461,239	$22,500	$1,558,721
	2014	$375,000	$699,977	$424,718	$22,150	$1,521,845

Former Executive Officers

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Brett D. Nicholas, Former President (7)	2016	$440,769	—	—	$2,066,133	$2,506,902
	2015	$600,000	$1,599,982	$983,224	$36,000	$3,219,206
	2014	$575,000	$1,999,995	$1,121,973	$34,500	$3,731,468

Fred J. Matera, Former Chief Investment Officer (8)	2016	$232,370	—	—	$1,210,667	$1,443,037
	2015	$500,000	$1,099,986	$695,209	$9,000	$2,304,195
	2014	$500,000	$1,349,984	$764,492	$8,750	$2,623,226

(1)
Represents the grant date fair value of stock units awarded, as determined in accordance with FASB Accounting Standards Codification Topic 718. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 24, 2017.

For 2016, our current NEOs received the following awards:
-    All current NEOs received annual grants of deferred stock units and performance stock units on December 14, 2016. These deferred stock units and performance stock units were granted with the grant date fair values of $15.28, and $13.24 per unit, respectively.

-
Mr. Abate and Mr. Stern each received an additional grant of deferred stock units upon their respective promotions to President and Chief Investment Officer with grant date fair values of $14.51 and $14.30 per unit, respectively.

-
Mr. Stern also received an annual grant of deferred stock units relating to fiscal year 2015, which was awarded the following fiscal year in early 2016, with a grant date fair value of $11.89 per unit.

-	Mr. Nicholas and Mr. Matera did not receive any annual grants of deferred stock units and performance stock units in 2016.
For additional details regarding these awards and the vesting of performance stock units, see the “Grants of Plan-Based Awards” table.

(2)
These amounts are annual performance-based bonuses paid in cash for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the following fiscal year). See pages 46 — 49 of this Proxy Statement under the heading "Compensation Discussion and Analysis — Performance-Based Annual Bonuses Earned for 2016" for additional details.

(3)
Represents matching contributions to our 401(k) Plan and Executive Deferred Compensation Plan. For Mr. Nicholas and Mr. Matera, it also includes payments in connection with their respective separations from Redwood. Please see footnotes (7) and (8) below for details.

(4)	Includes matching contributions to our Executive Deferred Compensation Plan in the amounts of $36,000, $36,000, and $34,750, for 2016, 2015, and 2014, respectively.

(5)
Mr. Abate was promoted from Chief Financial Officer to President in July 2016 and his 2016 base salary rate was increased at that time from $475,000 to $550,000. The actual base salary paid to Mr. Abate during 2016 was $512,500.

(6)
Mr. Stern was promoted from Treasurer to Chief Investment Officer in September 2016 and his 2016 base salary rate was increased at that time from $300,000 to $375,000. The actual base salary paid to Mr. Stern during 2016 was $325,000. Compensation data for Mr. Stern for 2015 or 2014 is not provided as he was not a named executive officer during those years.

(7)
During 2016, Mr. Nicholas served as President from January 1 through July 1 prior to his departure from Redwood. For 2016, Mr. Nicholas received $440,769 which was made up of actual base salary of $302,308 and accrued but unused vacation payout of $138,462. Mr. Nicholas also received all other compensation in the amount of $2,066,133 which includes matching contributions to Redwood's Executive Deferred Compensation Plan and 401(k) Plan in the amounts of $27,000 and $9,000 respectively. Also included as part of all other compensation and in connection with his separation from Redwood, Mr. Nicholas was entitled to cash severance in the amount of $1,951,233, and the continuation of fringe benefits for up to a period of twelve months following his departure, equivalent to $78,900. For further information on payments and stock award vesting related to his departure, refer to pages 77 - 78 of this Proxy Statement under the heading "Potential Payments upon Termination or Change of Control."

(8)
During 2016, Mr. Matera served as Executive Vice President - Commercial Investments and Finance from January 1 through May 1 prior to his departure from Redwood. For 2016, Mr. Matera received salary of $232,370 which was made up of actual base salary of $168,590 and accrued but unused vacation payout of $63,780. Mr. Matera also received all other compensation in the amount of $1,210,667 which includes matching contributions to Redwood's 401(k) Plan in the amount of $9,000. Also included as part of all other compensation and in connection with his separation from Redwood, Mr. Matera was entitled to cash severance in the amount of $1,166,667, and the continuation of fringe benefits for four months following his departure, equivalent to $35,000. For further information on payments and stock award vesting related to his departure, refer to pages 77 - 78 of this Proxy Statement under the heading "Potential Payments upon Termination or Change of Control."

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to both current and former NEOs in 2016 under Redwood’s performance-based bonus compensation plan, as well as actual equity-related grants made in 2016 under Redwood’s Incentive Plan. Actual bonus payouts for performance in 2016 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2016 Performance-Based Annual Bonus Compensation,” 2016 target annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. For 2016, annual bonuses were subject to an overall maximum of $5 million for Mr. Hughes and Mr. Abate and $3 million for each of the other NEOs.

Name	Type of Award(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(6)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(9)	Grant Date Fair Value of Stock and Option Awards ($)(9)
			Threshold	Target	Maximum	Threshold	Target(7)	Maximum(8)
Marty Hughes	—	—	—	$1,312,500	$3,812,500	—	—	78,074	—	—
	DSU	12/14/2016(2)	—	—	—	—	—	—	81,807	$1,250,011
	PSU	12/14/2016(3)	—	—	—	—	94,410	188,820	—	$1,249,988
Christopher J. Abate	—	—	—	$768,750	$3,268,750	—	—	113,823	—	—
	DSU	6/8/2016(4)	—	—	—	—	—	—	20,675	$299,994
	DSU	12/14/2016(2)	—	—	—	—	—	—	44,176	$675,009
	PSU	12/14/2016(3)	—	—	—	—	50,981	101,962	—	$674,988
Shoshone (Bo) Stern	—	—	—	$406,250	$1,906,250	—	—	71,910	—	—
	DSU	2/29/2016(5)	—	—	—	—	—	—	33,641	$399,991
	DSU	9/1/2016(4)	—	—	—	—	—	—	13,986	$200,000
	DSU	12/14/2016(2)	—	—	—	—	—	—	16,361	$249,996
	PSU	12/14/2016(3)	—	—	—	—	18,882	37,764	—	$249,998
Andrew P. Stone	—	—	—	$412,500	$1,912,500	—	—	71,499	—	—
	DSU	12/14/2016(2)	—	—	—	—	—	—	26,178	$400,000
	PSU	12/14/2016(3)	—	—	—	—	30,211	60,422	—	$399,994
Brett D. Nicholas	—	—	—	$727,270	$3,227,270	—	—	116,550	—	—
Fred J. Matera	—	—	—	$325,318	$1,825,318	—	—	77,231	—	—

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.

(2)
All NEOs other than Mr. Nicholas and Mr. Matera received one half of their 2016 annual long-term incentive grant in the form of deferred stock units on December 14, 2016 with a grant date fair value of $15.28 per share, subject to a four year vesting schedule (fully vesting on December 13, 2020). The grants are deferred under Redwood’s Executive Deferred Compensation Plan, with a distribution date of

December 18, 2020, unless distribution is electively further deferred by the recipient under the terms of the Company’s Executive Deferred Compensation Plan.

(3)
All NEOs other than Mr. Nicholas and Mr. Matera received one half of their 2016 annual long-term incentive grant in the form of a target number of performance stock units on December 14, 2016, subject to four tranches of staggered two year performance vesting period ending on December 13, 2019. The number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting are contingent upon Redwood’s total stockholder return (TSR) during the performance vesting period according to the following schedule, with prorated vesting for TSR percentages that fall between those set forth below (with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period):

Two-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
16%	100%
71.75% or greater	200%

(4)
Mr. Abate and Mr. Stern each received an additional grant of deferred stock units upon their respective promotions to President and Chief Investment Officer with grant date fair values of $14.51 and $14.30 per unit, respectively.

(5)
Mr. Stern also received an annual grant of deferred stock units relating to fiscal year 2015, which was awarded the following fiscal year in early 2016, with a grant date fair value of $11.89 per unit.

(6)
The amounts reported in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive cash award opportunity for each of the NEOs under the Company’s performance-based annual bonus program which could be earned based upon the Company’s Adjusted ROE and pre-established individual performance goals for 2016. See “Compensation Discussion and Analysis — 2016 Performance-Based Annual Bonus Compensation” beginning on page 41 for a more complete description of the Company’s performance-based annual bonus program. Actual amounts awarded to our NEOs for fiscal year 2016 are reflected in the “Summary Compensation” table on pages 63 - 65. Mr. Nicholas and Mr. Matera both departed from employment with Redwood in 2016 and did not receive any 2016 annual bonus.

(7)	Represents the target number of shares to be awarded upon the contingent vesting of PSUs as discussed above in Note 3.

(8)
Represents the portion of 2016 performance-based annual bonuses that would have been paid in vested deferred stock units assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes, Mr. Abate and Mr. Nicholas and $3 million for each of the other NEOs). The number of deferred stock units was calculated using a common stock price of $15.21 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2016). For PSUs, represents the maximum number of shares that could contingently vest, as discussed above in Note 3, subject to adjustment of the target number of PSUs granted to reflect the value of any dividends paid on Redwood common stock during the vesting period.

(9)
These awards were approved by the Compensation Committee of the Board of Directors and granted pursuant to Redwood’s Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the grant date. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 24, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2016.

Current Executive Officers

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(4)
Marty Hughes	231,388	$3,519,405	403,157	$6,132,011
Christopher J. Abate	126,633	$1,926,084	180,200	$2,740,843
Shoshone (Bo) Stern	79,076	$1,202,746	4,806	$73,105
Andrew P. Stone	67,939	$1,033,345	116,575	$1,773,102

Former Executive Officers

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(4)
Brett D. Nicholas(5)	—	—	73,812	$1,122,686
Fred J. Matera(5)	—	—	40,181	$611,159

(1)
Represents unvested deferred stock units as of December 31, 2016. The table below shows the vesting schedule for unvested deferred stock units as of December 31, 2016. Deferred stock units are time-vested and generally vest 25% after the first year, and 6.25% every quarter thereafter. Deferred stock unit awards relating to the schedule below were granted from September 2012 through December 2016. As of December 31, 2016, both Mr. Nicholas and Mr. Matera had no unvested deferred stock units.

Total DSUs Scheduled to Vest On:	Marty Hughes	Christopher J. Abate	Shoshone (Bo) Stern	Andrew P. Stone
1/1/2017	8,861	2,650	663	2,095
1/31/2017	21,601	10,561	—	6,721
3/1/2017	—	—	1,308	—
4/1/2017	14,262	5,291	9,074	3,775
6/1/2017	—	—	1,308	—
7/1/2017	14,261	5,290	2,765	3,775
7/31/2017	—	5,169	—	—
9/1/2017	—	—	1,308	—
10/1/2017	14,261	6,583	6,262	3,775
12/1/2017	—	—	1,308	—
12/20/2017	4,142	1,077	663	994
1/1/2018	10,118	5,506	2,978	2,781
1/31/2018	20,452	11,044	4,091	6,545
3/1/2018	—	—	1,308	—
4/1/2018	15,232	8,266	4,000	4,418
6/1/2018	—	—	1,308	—
7/1/2018	15,231	8,266	4,000	4,417
9/1/2018	—	—	1,308	—
10/1/2018	15,231	8,266	4,000	4,417
12/1/2018	—	—	1,308	—
12/19/2018	4,718	1,573	—	1,101
1/1/2019	10,513	6,693	4,000	3,316
2/28/2019	—	—	1,308	—
4/1/2019	10,514	6,693	4,000	3,316
7/1/2019	10,514	6,693	4,000	3,316
10/1/2019	10,513	6,693	3,999	3,316
12/15/2019	5,400	2,640	—	1,680
1/1/2020	5,113	4,053	3,999	1,636
2/28/2020	—	—	2,103	—
4/1/2020	5,113	4,053	1,896	1,636
6/7/2020	—	1,292	—	—
7/1/2020	5,113	2,761	1,896	1,636
8/31/2020	—	—	874	—
10/1/2020	5,113	2,761	1,022	1,636
12/13/2020	5,112	2,761	1,022	1,636

TOTAL	231,388	126,633	79,076	67,939

(2)	Assumes a common stock value of $15.21 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2016).

(3)
Represents unearned performance stock units as of December 31, 2016. Performance stock units are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% based on total shareholder return over the three-year performance period. Performance stock units are granted annually and vest, if at all, at the end of the three-year performance period. The table below shows the vesting schedule for unearned performance stock units as of December 31, 2016. The number of PSUs shown below is dependent on the interim performance of the respective PSU grants as of December 31, 2016. Grant(s) performing at below-target on December 31, 2016 are reflected as target number of shares, and grant(s) performing above-target on December 31, 2016 are reflected as the maximum number of shares that can be earned. The performance stock unit awards relating to the schedule below were granted from December 2014 through December 2016.

		Current Executive Officers				Former Executive Officers
Total PSUs Scheduled to Vest On:	PSUs Shown	Marty Hughes	Christopher J. Abate	Shoshone (Bo) Stern	Andrew P. Stone	Brett D. Nicholas	Fred J. Matera
12/20/2017	Target	116,525	38,841	—	27,188	39,906	24,017
12/15/2018	Maximum	262,599	128,382	—	81,696	33,907	16,164
12/13/2019	Target	24,032	12,977	4,806	7,690	—	—
Total		403,157	180,200	4,806	116,575	73,812	40,181

Please refer to “Grants of Plan-Based Awards” table above for additional detail on the vesting of PSUs.

(4)	Represents the target number of award shares multiplied by a value per share of $15.21 (the closing price of Redwood common stock on the NYSE on December 30, 2016).

(5)
Mr. Nicholas and Mr. Matera separated from employment with Redwood on July 1, 2016 and May 1, 2016 respectively. Pursuant to their then-existing employment agreements, the number of outstanding target performance stock units were pro-rated according to the number of days of employment completed during the respective performance periods up to their separation dates. These pro-rated performance stock units are permitted to continue to vest, if any vest, at the end of their respective three-year performance periods.

Options Exercised and Stock Vested

The following table sets forth the value of accumulated deferred stock unit awards and performance stock unit awards that vested during 2016 for each NEO.

Current Executive Officers

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marty Hughes	78,170	$1,010,751
Christopher J. Abate	24,612	$316,499
Shoshone (Bo) Stern	16,642	$226,123
Andrew P. Stone	16,476	$211,745

Former Executive Officers

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brett D. Nicholas(2)	155,643	$2,099,473
Fred J. Matera(3)	100,082	$1,278,761

(1)	The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

(2)
Pursuant to the terms of Mr. Nicholas' then-existing employment agreement, all unvested deferred stock units would vest in full upon his separation from Redwood. As such, Mr. Nicholas received full vesting of 123,708 deferred stock units with the equivalent vested value of $1,712,114 on his separation date of July 1, 2016.

(3)
Pursuant to the terms of Mr. Matera's then-existing employment agreement, all unvested deferred stock units would vest in full upon his separation from Redwood. As such, Mr. Matera received full vesting of 81,464 deferred stock units with the equivalent vested value of $1,055,773 on his separation date of May 1, 2016.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date. Distributions of deferred stock units and voluntary cash amounts deferred under the Executive Deferred Compensation Plan are distributed according to the date provided in the Deferral Election Form, in accordance with the terms and conditions of the Executive Deferred Compensation Plan. The earliest permissible distribution date for deferred stock units is generally four years after the grant date, when they have vested in full. The earliest distribution date of voluntary cash amounts deferred is the May 1 that occurs sixteen months after the end of the plan year which the deferral occurred. Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs other than Mr. Matera voluntarily deferred a portion of his cash earnings during fiscal year 2016.

Interest accrual in respect of cash amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood matching contribution on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis —  Deferred Compensation.” As of December 31, 2016, all of our NEOs were fully vested in matching payments made under our Executive Deferred Compensation Plan and 401(k) Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2016.

Current Executive Officers

Name	Executive Contributions in 2016	Registrant Contributions in 2016	Aggregate Earnings in 2016(1)	Aggregate Withdrawals/ Distributions in 2016	Aggregate Balance at 12/31/2016(2)
Marty Hughes(3)	$1,082,751	$36,000	$5,535	$(3,352,026)	$1,861,195
Christopher J. Abate(4)	$355,499	$19,500	$3,172	$(515,425)	$848,790
Shoshone (Bo) Stern(5)	$245,623	$9,750	$1,418	$(429,249)	$307,938
Andrew P. Stone(6)	$238,745	$13,500	$2,103	$(555,320)	$493,594

Former Executive Officers

Name	Executive Contributions in 2016	Registrant Contributions in 2016	Aggregate Earnings in 2016(1)	Aggregate Withdrawals/ Distributions in 2016	Aggregate Balance at 12/31/2016(2)
Brett D. Nicholas(7)	$2,153,473	$27,000	$4,792	$(2,318,918)	$2,846,507
Fred J. Matera(8)	$1,278,761	—	—	$(2,526,378)	—

(1)
Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate compounded monthly, as published by the IRS.

(2)
The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $15.21 per share (the closing price of Redwood common stock on the NYSE on December 30, 2016) and the cash balance in Redwood’s Deferred Compensation Plan, all of which has been previously reported as compensation in prior years.

(3)
Mr. Hughes’ contribution included $72,000 in voluntary cash deferrals from his 2016 compensation (reported as compensation in the “Summary Compensation” table above) and $1,010,751 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Hughes also received a distribution of 238,275 shares of common stock underlying deferred stock units which were previously awarded in 2011, 2012 and 2013.

(4)
Mr. Abate's contribution included $39,000 in voluntary cash deferrals from his 2016 compensation (reported as compensation in the “Summary Compensation” table above) and $316,499 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Abate received a distribution of 33,921 shares of common stock underlying deferred stock units which were previously awarded in 2011, 2012 and 2013.

(5)
Mr. Stern’s contribution included $19,500 in voluntary cash deferrals from his 2016 compensation (reported as compensation in the “Summary Compensation” table above) and $226,123 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Stern also received a distribution of 28,762 shares of common stock underlying deferred stock units which were previously awarded in 2011 and 2012.

(6)
Mr. Stone’s contribution included $27,000 in voluntary cash deferrals from his 2016 compensation (reported as compensation in the “Summary Compensation” table above) and $211,745 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Stone also received a distribution of 37,418 shares of common stock underlying deferred stock units which were previously awarded in 2011, 2012 and 2013.

(7)
Mr. Nicholas' contribution included $54,000 in voluntary cash deferrals from his 2016 compensation (reported as compensation in the “Summary Compensation” table above) and $2,099,473 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). For more information regarding the vesting of Mr. Nicholas' previously awarded deferred stock units, please see "Options Exercised and Stock Vested" table on page 71. Mr. Nicholas also received a distribution of 164,287 shares of common stock underlying deferred stock units which were previously awarded in 2011, 2012 and 2013. Mr. Nicholas' aggregate balance includes vested deferred stock units and cash balance which were still outstanding on December 31, 2016 but scheduled to distribute early January, 2017, six months after his separation date of July 1, 2016.

(8)
Mr. Matera’s contribution included $1,278,761 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). For more information regarding the vesting of Mr. Matera's previously awarded deferred stock units, please see "Options Exercised and Stock Vested" table on page 71. Mr. Matera also received a distribution of 186,488 shares of common stock underlying deferred stock units which were previously awarded in 2011, 2012, 2013, 2014 and 2015. Mr. Matera had no aggregate balance on December 31, 2016 as all his vested deferred stock units distributed in full, six months after his separation date of May 1, 2016.

Potential Payments upon Termination or Change of Control

Among our Named Executive Officers, each of Mr. Hughes, Mr. Abate, and Mr. Stone, had an employment agreement in place with Redwood during 2016 that currently remains in place and provides for severance payments, vesting of equity-related awards, and other benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one-year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party. With respect to Mr. Nicholas and Mr. Matera, each had an employment agreement in place with Redwood which was triggered in connection with his termination of employment with Redwood during 2016. Mr. Stern does not currently have an employment agreement with Redwood.

The employment agreements with each of Mr. Hughes, Mr. Abate, and Mr. Stone provide for the executive to receive severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive resigns for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary through the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason,” the aggregate amount of these severance payments will be equal to 250% of such executive’s base salary plus 150% of his base salary prorated to the date of termination in the case of Mr. Hughes, and 200% of such executive’s base salary plus 100% of his base salary prorated to the date of termination in the case of Mr. Abate and Mr. Stone.

In addition, upon either such type of termination, all outstanding equity-related awards with time-based vesting will vest in full, and outstanding equity-related awards with performance-based vesting will remain outstanding and continue to be eligible to vest based on the relevant performance goals granted to these three executives. Additionally, for the one-year period following termination of employment, these three executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The employment agreements with these three executives also provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

The employment agreements with these three executives do not permit for the provision of excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments. The agreements provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either (i) be delivered in full or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement with these three executives are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Hughes, Mr. Abate and Mr. Stone is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Hughes, Mr. Abate and Mr. Stone is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, these three executives’ outstanding equity-related awards will immediately vest and become exercisable.

In the event of a “change of control” in which outstanding equity-related awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination as specified in the grant agreement for such award or the executives' employment agreements. The number of any outstanding performance-based equity awards eligible to vest will be determined by reference to the applicable performance goals for each such award, pro-rated on an annualized basis to reflect the shortened performance period.

In addition, in the event of termination due to the executive’s death or disability, the employment agreements with these three executives provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards, unless otherwise provided in the grant agreement for an equity-related award.

“Change of control” is defined as the occurrence of any of the following:

(1)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or

(2)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or

(3)
during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or

(4)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

Termination (No Change of Control)

If any of Mr. Hughes, Mr. Abate, or Mr. Stone had been terminated as of December 31, 2016 either for “good reason” or without “cause,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2016. Any executive officer not contractually entitled to severance benefits on December 31, 2016 is not listed in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Benefits(2)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” (3)
Marty Hughes	$3,000,000	$3,519,405	$99,741	$6,619,146
Christopher J. Abate	$1,650,000	$1,926,084	$73,248	$3,649,332
Andrew P. Stone	$1,125,000	$1,033,345	$69,674	$2,228,019

(1)
The value of acceleration of deferred stock units assumes a common stock price of $15.21 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2016). Although unvested performance stock units are not forfeited following a termination without “Cause” or for "Good Reason," no value for unvested performance stock units was included due to the fact that under the applicable award agreements upon a termination without “Cause” or for "Good Reason" the target number of unvested performance stock units would be prorated to reflect the portion of the performance period during which the executive was employed prior to termination, but such prorated target number of performance stock units would vest, if at all, only at the end of the performance period and only to the extent the performance vesting threshold is met at the end of the performance period.

(2)	Each of Mr. Hughes, Mr. Abate, and Mr. Stone are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year after employment.

(3)
For Mr. Abate, the total amount which would be delivered represents the amount reduced to the minimum extent necessary to ensure that no payments under his employment agreement would be subject to the excise tax imposed under Section 4999 of the Code. For Mr. Hughes and Mr. Stone, the total value reflected is equivalent to the full amount to be delivered as it was less than the safe harbor calculation for purposes of Section 280G of the Code.

Termination (No Change of Control)

If a “change of control” occurred on December 31, 2016 and any of Mr. Hughes, Mr. Abate, or Mr. Stone had been terminated as of December 31, 2016 either for “good reason” or without “cause,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2016. Any executive officer not contractually entitled to severance benefits on December 31, 2016 is not listed in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Accelerated Vesting of Performance Stock Units(1)(2)	Benefits(3)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” (4)
Marty Hughes	$3,000,000	$3,519,405	$4,992,168	$99,741	$11,611,314
Christopher J. Abate	$1,650,000	$1,926,084	$2,590,060	$73,248	$6,239,392
Andrew P. Stone	$1,125,000	$1,033,345	$1,579,095	$69,674	$3,807,114

(1)
The value of acceleration of deferred stock units and performance stock units assumes a "change in control" price of $15.21 per share (the closing price of Redwood’s common stock on the NYSE on December 30, 2016).

(2)
The number of performance-based equity awards eligible to vest is determined by reference to the performance vesting threshold for each such award. For PSUs granted on December 14, 2016, the performance vesting threshold is pro-rated on an annualized basis to reflect the shortened performance period, in accordance with the terms of the PSU award agreement and for performance periods that had not yet started, the applicable PSUs will vest at target. Further details regarding the terms of the 2016 PSUs are provided on pages 56 - 57 of this Proxy Statement under the heading "Executive Compensation - Severance and Change of Control Arrangements."

(3)	Each of Mr. Hughes, Mr. Abate, and Mr. Stone are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year after employment.

(4)
For Mr. Abate, the total amount which would be delivered represents the amount reduced to the minimum extent necessary to ensure that no payments under his employment agreement would be subject to the excise tax imposed under Section 4999 of the Code. For Mr. Hughes and Mr. Stone, the total value reflected is equivalent to the full amount to be delivered as it was less than the safe harbor calculation for purposes of Section 280G of the Code.

As noted above, in connection with their departure from employment with Redwood during 2016, Mr. Nicholas and Mr. Matera received payments under their then-existing employment agreements for an involuntary termination without "cause" as set forth in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Benefits(2)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason”
Brett D. Nicholas	$1,951,233	$1,712,114	$78,900	$3,742,247
Fred J. Matera	$1,166,667	$1,055,773	$35,000	$2,257,440

(1)
Pursuant to the terms of Mr. Nicholas' and Mr. Matera's then-existing employment agreements, all unvested deferred stock units would vest in full upon their respective separations from Redwood. As such, Mr. Nicholas received full vesting of 123,708 deferred stock units with the equivalent vested value of $1,712,114 on his separation date of July 1, 2016 and Mr. Matera received full vesting of 81,464 deferred stock units with the equivalent vested value of $1,055,773 on his separation date of May 1, 2016. Although unvested performance stock units were not forfeited following the separation of Mr. Nicholas and Mr. Matera, no value for unvested performance stock units was included due to the fact that under the applicable award agreements the target number of unvested performance stock units was prorated to reflect the portion of the performance period during which each executive was employed prior to separation, but such prorated target number of performance stock units will vest, if at all, only at the end of the respective performance periods and only to the extent the respective performance vesting thresholds are met at the end of each performance period.

(2)	Each of Mr. Nicholas and Mr. Matera were entitled to a continuation of health insurance, life insurance, and long-term disability insurance for up to a year after employment.
Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the fourth quarter of 2016, management, in consultation with FW Cook and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those Committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with FW Cook, that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2016, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

	(a)	(b)		(c)	(d)
Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (b))
Equity compensation plan approved by security holders	2014 Incentive Award Plan	2,554,736	(1)(2)	— (3)	1,787,974
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—		—	112,729
Total		2,554,736		—	1,900,703

(1)
As of December 31, 2016, 2,554,736 shares of common stock may be issued pursuant to (i) 1,848,862 outstanding deferred stock units (DSUs) and (ii) 705,874 outstanding performance stock units (PSUs). Does not include 204,515 shares of restricted stock where the restrictions have not yet lapsed, but which shares are issued and outstanding. For additional information regarding each category of equity awards, please refer to Note 2 below.

(2)
As of December 31, 2016, 1,848,862 outstanding DSUs consisted of 939,899 units which were vested and 908,963 units which were unvested. As of December 31, 2016, there were no outstanding stock options. As of December 31, 2016, all 705,874 PSUs were unearned and outstanding (based on the target number of shares to be awarded upon the contingent vesting of PSUs). PSUs are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 200% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period.

(3)	As of December 31, 2016, there were no outstanding stock options and under our 2014 Incentive Award Plan no exercise price is applicable to DSUs or PSUs.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2016.

Absence of Compensation Committee Interlocks and No Insider Participation on Compensation Committee

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Ms. Pallotta, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

AUDIT COMMITTEE MATTERS
Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent registered public accounting firm, including responsibility for the appointment, compensation and oversight of the independent registered public accounting firm.

In this context the Audit Committee met and held discussions during 2016 and 2017 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm and Redwood’s head of internal audit). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB Auditing Standard No. 1301 "Communications with Audit Committees."

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain other services in 2016. These disclosures and other matters relating to the firm’s independence, including any provision of non-audit services and the fees billed for professional services by the independent registered public accounting firm, were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

The Audit Committee also considered the reappointment of the independent registered public accounting firm, including based on an assessment of the service provided by the independent registered public accounting firm and the effectiveness of the external audit process. The Audit Committee considered, among other factors, the independence and integrity of the independent registered public accounting firm and its controls and procedures; the performance and qualifications of the independent registered public accounting firm, including expertise related to Redwood's business and operations; the quality and effectiveness of the independent registered public accounting firm's personnel and communications; and the appropriateness of fees for professional services.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee:
  Greg H. Kubicek, Chair
  Mariann Byerwalter
  Debora D. Horvath
  Karen R. Pallotta
  Georganne C. Proctor

Fees to Independent Registered Public Accounting Firm for 2016 and 2015

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2016 and 2015. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2016 and 2015:

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$1,728,742	$1,662,245
Audit-Related Fees	28,623	26,750
Total Fees	$1,757,365	$1,688,995

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our internal controls over financial reporting as required by Sarbanes Oxley, audits of annual financial statements of certain of our subsidiaries, as well as other services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees reflect fees incurred for assurance and related services that are related to the performance of the audit or review of our financial statements, primarily including comfort letters and consents issued in association with securities offerings or filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2017, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Redwood.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Each year, Redwood’s stockholders have an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the “Compensation Discussion and Analysis” section and the related executive compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s NEOs and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the officers listed in the various compensation tables of the “Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables that follow that “Compensation Discussion and Analysis” section.
The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the “Compensation Discussion and Analysis” section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business and stockholder return objectives, align the interests of executive officers with those of long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.

•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.

•	Foster long-term alignment of the interests of Redwood’s executives and its stockholders through ownership of Redwood common stock by executives and rewarding stockholder value creation.

•	Ensure that compensation opportunities are competitive.

•	Avoid incentivizing inappropriate risk taking.
The Compensation Committee is committed to providing disclosure within the “Compensation Discussion and Analysis” section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing and determining the elements of the CEO’s compensation and that of the other NEOs.

•	The rationale for the different elements of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking.

•	The metrics used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.

•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.

•	The role of the Compensation Committee’s independent compensation consultant.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account both feedback from stockholders obtained during shareholder outreach efforts and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as “Say-on-Pay” votes), the Committee makes performance-based compensation determinations it believes are appropriate in light of its executive compensation objectives.
Please read the “Executive Summary of Compensation Discussion and Analysis” and “Compensation Discussion and Analysis” sections of this Proxy Statement, which begin on pages 27 and 33, respectively, and the related executive compensation tables, which begin on page 63, for more information about the compensation of Redwood’s NEOs for 2016. The Board of Directors and the Compensation Committee believe these disclosures should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.
*  *  *
At this 2017 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.
In 2011, the Board of Directors determined to hold an advisory “Say-on-Pay” vote every year. Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and narrative disclosure, is hereby approved.”
This “Say-on-Pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee. At the Annual Meeting our stockholders are being asked to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers (the Frequency Proposal). As the Board of Directors has recommended that our stockholders vote for a frequency of one year, we currently expect our next vote on a Say-on-Pay proposal (after the vote on Item 4 at the Annual Meeting) will be held at our annual meeting in 2018, although the Board of Directors may decide to modify this practice, particularly in light of the results of the Frequency Proposal.

Vote Required
If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 4 — VOTE ON THE FREQUENCY OF AN ADVISORY RESOLUTION TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Redwood’s stockholders have an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the frequency of an advisory vote on the compensation of Redwood’s NEOs, as disclosed in this Proxy Statement in the “Compensation Discussion and Analysis” section and the related executive compensation tables, such as Item 3 included on pages 85 – 86 of this Proxy Statement. By voting on Item 4, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Redwood, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide their direct input on Redwood’s compensation philosophy, policies, and practices (as disclosed in Redwood’s annual proxy statement) every year. Additionally, an annual advisory vote on executive compensation is consistent with Redwood's policy of regularly seeking input from, and engaging in discussions with, stockholders on corporate governance matters and Redwood's executive compensation philosophy, policies, and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting.

Vote Required

If a quorum is present, the option of one year, two years, or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. In either case, this vote is advisory and not binding on the Board of Directors or Redwood, and the Board of Directors may decide that it is in the best interests of our stockholders and Redwood to hold an advisory vote on executive compensation at a different frequency than the option selected by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE "EVERY YEAR" AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s 2018 annual proxy statement and for consideration at Redwood’s 2018 annual meeting of stockholders. To be eligible for inclusion in Redwood’s 2018 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date Redwood released its proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2018 annual meeting of stockholders must be received by Redwood’s Secretary not later than December 8, 2017 to be eligible for inclusion in Redwood's 2018 annual proxy statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and Redwood’s Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, Redwood's Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Redwood's Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to the Secretary at Redwood's principal executive office not earlier than the 150th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under Redwood's Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2018 annual meeting of stockholders must be received by the Secretary not earlier than November 8, 2017, and not later than 5:00 p.m., Pacific Time, on December 8, 2017. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in Redwood's Annual Report on Form 10-K for the year ended December 31, 2016 (the 2016 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of our 2016 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2017 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, without charge, a copy of Redwood's 2016 Annual Report on Form 10-K. Please note that the information on Redwood's website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
March 21, 2017    /s/ Andrew P. Stone
Mill Valley, California    Secretary

Annex A

Reconciliation of:
2016 Adjusted Return on Equity (Adjusted ROE)
to
2016 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2016 GAAP Net Income	$131,252	$131,252
2016 Average GAAP Equity	$1,112,313	$1,112,313
Adjustment: Subtract average 2016 GAAP Accumulated Other Comprehensive Income(1)	—	$58,803
2016 Average Equity	$1,112,313	$1,053,510
Calculation: Divide 2016 GAAP Net Income by 2016 Average Equity	11.8%	12.5%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2015 Adjusted Return on Equity (Adjusted ROE)
to
2015 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2015 GAAP Net Income	$102,088	$102,088
2015 Average GAAP Equity	$1,240,345	$1,240,345
Adjustment: Subtract average 2015 GAAP Accumulated Other Comprehensive Income(1)	—	$129,858
2015 Average Equity	$1,240,345	$1,110,487
Calculation: Divide 2015 GAAP Net Income by 2015 Average Equity	8.2%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2014 Adjusted Return on Equity (Adjusted ROE)
to
2014 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2014 GAAP Net Income	$100,569	$100,569
2014 Average GAAP Equity	$1,250,627	$1,250,627
Adjustment: Subtract average 2014 GAAP Accumulated Other Comprehensive Income(1)	—	$157,521
2014 Average Equity	$1,250,627	$1,093,106
Calculation: Divide 2014 GAAP Net Income by 2014 Average Equity	8.0%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2013 Adjusted Return on Equity (Adjusted ROE)
to
2013 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2013 GAAP Net Income	$173,246	$173,246
2013 Average GAAP Equity	$1,200,461	$1,200,461
Adjustment: Subtract average 2013 GAAP Accumulated Other Comprehensive Income(1)	—	$131,843
2013 Average Equity	$1,200,461	$1,068,618
Calculation: Divide 2013 GAAP Net Income by 2013 Average Equity	14.4%	16.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2012 Adjusted Return on Equity (Adjusted ROE)
to
2012 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2012 GAAP Net Income	$131,769	$131,769
2012 Average GAAP Equity	$987,330	$987,330
Adjustment: Subtract average 2012 GAAP Accumulated Other Comprehensive Income(1)	—	$45,417
2012 Average Equity	$987,330	$941,913
Calculation: Divide 2012 GAAP Net Income by 2012 Average Equity	13.3%	14.0%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2011 Adjusted Return on Equity (Adjusted ROE)
to
2011 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2011 GAAP Net Income	$26,343	$26,343
2011 Average GAAP Equity	$1,003,523	$1,003,523
Adjustment: Subtract average 2011 GAAP Accumulated Other Comprehensive Income(1)	—	$71,525
2011 Average Equity	$1,003,523	$931,998
Calculation: Divide 2011 GAAP Net Income by 2011 Average Equity	2.6%	2.8%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2017.

Vote by Internet

- Go to **www.envisionreports.com/RWT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of the nine nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all nine nominees to the Board of Directors.**

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Douglas B. Hansen	☐	☐	☐	03 - Mariann Byerwalter	☐	☐	☐
04 - Debora D. Horvath	☐	☐	☐	05 - Marty Hughes	☐	☐	☐	06 - Greg H. Kubicek	☐	☐	☐
07 - Karen R. Pallotta	☐	☐	☐	08 - Jeffrey T. Pero	☐	☐	☐	09 - Georganne C. Proctor	☐	☐	☐

3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.** For ☐ Against ☐ Abstain ☐

4. Non-binding advisory resolution on the frequency of an advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote for ONE YEAR frequency.** One Year ☐ Two Years ☐ Three Years ☐ Abstain ☐

5. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 3 1 8 2 5 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

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Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 18, 2017

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTY HUGHES AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 18, 2017, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017, "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AND FOR A "ONE YEAR" FREQUENCY FOR HOLDING AN ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 18, 2017: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 are available at http://www.envisionreports.com/RWT.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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